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                        RECEIVABLES PURCHASE AGREEMENT

                           DATED AS OF MAY 30, 2001

                                     AMONG

                  ACTUANT RECEIVABLES CORPORATION, AS SELLER,

                   ACTUANT CORPORATION, AS INITIAL SERVICER,

                     BLUE RIDGE ASSET FUNDING CORPORATION

                                      AND

                         WACHOVIA BANK, N.A., AS AGENT

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

                               TABLE OF CONTENTS

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                                                                                                               PAGE
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
ARTICLE I. PURCHASE ARRANGEMENTS.............................................................................   1
    SECTION 1.1   Purchase Facility..........................................................................   1
    SECTION 1.2   Incremental Purchases......................................................................   2
    SECTION 1.3   Decreases..................................................................................   2
    SECTION 1.4   Deemed Collections; Purchase Limit.........................................................   2
    SECTION 1.5   Payment Requirements and Computations......................................................   3
ARTICLE II. PAYMENTS AND COLLECTIONS.........................................................................   4
    SECTION 2.1   Payments of Recourse Obligations...........................................................   4
    SECTION 2.2   Collections Prior to the Facility Termination Date; Repayment of Certain Demand Advances...   4
    SECTION 2.3   Repayment of Demand Advances on the Facility Termination Date; Collections.................   5
    SECTION 2.4   Payment Recission..........................................................................   6
    SECTION 2.5   Clean Up Call..............................................................................   6
ARTICLE III. COMMERCIAL PAPER FUNDING........................................................................   6
    SECTION 3.1   CP Costs...................................................................................   6
    SECTION 3.2   Calculation of CP Costs....................................................................   6
    SECTION 3.3   CP Costs Payments..........................................................................   7
    SECTION 3.4   Default Rate...............................................................................   7
ARTICLE IV. LIQUIDITY FUNDINGS...............................................................................   7
    SECTION 4.1   Liquidity Fundings.........................................................................   7
    SECTION 4.2   Yield Payments.............................................................................   7
    SECTION 4.3   Selection and Continuation of Interest Periods.............................................   7
    SECTION 4.4   Liquidity Funding Yield Rates..............................................................   8
    SECTION 4.5   Suspension of the LIBO Rate................................................................   8
    SECTION 4.6   Default Rate...............................................................................   8
ARTICLE V. REPRESENTATIONS AND WARRANTIES....................................................................   8
    SECTION 5.1   Representations and Warranties of the Seller Parties.......................................   8
      (a)   Organization; Powers.............................................................................   9
      (b)   Authorization....................................................................................   9
      (c)   No Conflict......................................................................................   9
      (d)   Governmental Approvals...........................................................................   9
      (e)   Litigation.......................................................................................   9
      (f)   Enforceability...................................................................................  10
      (g)   Accuracy of Information..........................................................................  10
      (h)   Use of Proceeds..................................................................................  10
      (i)   Good Title.......................................................................................  10
      (j)   Perfection.......................................................................................  10
      (k)   Places of Business and Locations of Records......................................................  11
      (l)   Collections......................................................................................  11
      (m)   Material Adverse Effect..........................................................................  11
      (n)   Names............................................................................................  11
      (o)   Ownership of Seller..............................................................................  11
      (p)   Not a Holding Company or an Investment Company...................................................  11
      (q)   Compliance with Law..............................................................................  12
      (r)   Compliance with Credit and Collection Policy.....................................................  12
      (s)   Payments to Applicable Originator................................................................  12
      (t)   Enforceability of Contracts......................................................................  12
      (u)   Eligible Receivables.............................................................................  12
      (v)   Purchase Limit and Maximum Receivable Interests..................................................  12

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
      (w)   Accounting........................................................................................   12
ARTICLE VI. CONDITIONS OF PURCHASES...........................................................................   13
    SECTION 6.1   Conditions Precedent to Initial Incremental Purchase........................................   13
    SECTION 6.2   Conditions Precedent to all Purchases and Reinvestments.....................................   13
ARTICLE VII. COVENANTS........................................................................................   14
    SECTION 7.1   Affirmative Covenants of the Seller Parties.................................................   14
      (a)   Financial Reporting...............................................................................   14
      (b)   Notices...........................................................................................   15
      (c)   Compliance with Laws and Preservation of Corporate Existence......................................   16
      (d)   Audits............................................................................................   16
      (e)   Keeping and Marking of Records and Books..........................................................   17
      (f)   Compliance with Contracts and Credit and Collection Policy........................................   17
      (g)   Performance and Enforcement of Receivables Sale Agreement.........................................   17
      (h)   Ownership.........................................................................................   17
      (i)   Reliance..........................................................................................   18
      (j)   Collections.......................................................................................   20
      (k)   Taxes.............................................................................................   21
      (l)   Payment to Applicable Originator..................................................................   21
    SECTION 7.2   Negative Covenants of the Seller Parties....................................................   21
      (a)   Name Change, Offices and Records..................................................................   21
      (b)   Change in Payment Instructions to Obligors........................................................   21
      (c)   Modifications to Contracts and Credit and Collection Policy.......................................   22
      (d)   Sales, Liens......................................................................................   22
      (e)   Use of Proceeds...................................................................................   22
      (f)   Termination Date Determination....................................................................   22
      (g)   Restricted Junior Payments........................................................................   22
      (h)   Seller Indebtedness...............................................................................   22
      (i)   Prohibition on Additional Negative Pledges........................................................   22
ARTICLE VIII. ADMINISTRATION AND COLLECTION...................................................................   23
    SECTION 8.1   Designation of Servicer.....................................................................   23
    SECTION 8.2   Duties of Servicer..........................................................................   23
    SECTION 8.3   Collection Notices..........................................................................   25
    SECTION 8.4   Responsibilities of Seller..................................................................   25
    SECTION 8.5   Monthly Reports.............................................................................   26
    SECTION 8.6   Servicing Fee...............................................................................   26
ARTICLE IX. AMORTIZATION EVENTS...............................................................................   26
    SECTION 9.1   Amortization Events.........................................................................   26
    SECTION 9.2   Remedies....................................................................................   28
ARTICLE X. INDEMNIFICATION....................................................................................   29
    SECTION 10.1  Indemnities by the Seller Parties...........................................................   29
    SECTION 10.2  Increased Cost and Reduced Return...........................................................   31
    SECTION 10.3  Expenses....................................................................................   31
ARTICLE XI. THE AGENT.........................................................................................   32
    SECTION 11.1  Authorization and Action....................................................................   32
ARTICLE XII. ASSIGNMENTS AND PARTICIPATIONS...................................................................   32
    SECTION 12.1  Assignments and Participations by Blue Ridge................................................   32
    SECTION 12.2  Prohibition on Assignments by Seller Parties................................................   32
ARTICLE XIII. MISCELLANEOUS...................................................................................   33
    SECTION 13.1  Waivers and Amendments......................................................................   33
    SECTION 13.2  Notices.....................................................................................   33
    SECTION 13.3  Protection of Agent's Security Interest.....................................................   34
    SECTION 13.4  Confidentiality.............................................................................   35
    SECTION 13.5  Bankruptcy Petition.........................................................................   35
    SECTION 13.6  Limitation of Liability.....................................................................   35

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
    SECTION 13.7  CHOICE OF LAW..............................................................................   36
    SECTION 13.8  CONSENT TO JURISDICTION....................................................................   36
    SECTION 13.9  WAIVER OF JURY TRIAL.......................................................................   36
    SECTION 13.10 Integration; Binding Effect; Survival of Terms.............................................   37
    SECTION 13.11 Counterparts; Severability; Section References.............................................   37
    SECTION 13.12 Characterization...........................................................................   37

                            Exhibits and Schedules

Exhibit I         Definitions

Exhibit II        Form of Purchase Notice

Exhibit III Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Numbers

Exhibit IV        Names of Collection Banks; Collection Accounts

Exhibit V         Form of Compliance Certificate

Exhibit VI        Form of Collection Account Agreement

Exhibit VII       Credit and Collection Policies

Exhibit VIII      Form of Monthly Report

Exhibit IX        Form of Performance Undertaking

Schedule A        Closing Documents

                         RECEIVABLES PURCHASE AGREEMENT

          THIS RECEIVABLES PURCHASE AGREEMENT, dated as of May 30, 2001 is entered into by and among:

          (a) Actuant Receivables Corporation, a Nevada corporation ("Seller"),

          (b) Actuant Corporation, a Wisconsin corporation ("Parent"), as initial Servicer,

          (c) Blue Ridge Asset Funding Corporation, a Delaware corporation ("Blue Ridge"), and

          (d) Wachovia Bank, N.A., as agent for Blue Ridge and its assigns under the Transaction Documents and under the Liquidity Agreement (together with its successors and assigns in such capacity, the "Agent").

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

          Seller desires to transfer and assign Receivable Interests from time to time.

          Blue Ridge shall purchase Receivable Interests from Seller from time to time either by issuing its Commercial Paper or by availing itself of a Liquidity Funding to the extent available.

          Wachovia Bank, N.A. has been requested and is willing to act as Agent on behalf of Blue Ridge and its assigns in accordance with the terms hereof.

                                  ARTICLE I.

                             PURCHASE ARRANGEMENTS

     Section 1.1  Purchase Facility.
                  -----------------

          (a) Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article VI), from time to time prior to the Facility Termination Date, Seller may request that Blue Ridge purchase from Seller undivided ownership interests in the Receivables and the associated Related Security and Collections, and Blue Ridge shall make such Purchase; provided that no Purchase shall be made by Blue Ridge if, after giving effect thereto, either (i) the Aggregate Invested Amount would exceed the Purchase Limit, or (ii) the aggregate of the Receivable Interests would exceed 100%. It is the intent of Blue Ridge to fund the Purchases by the issuance of Commercial Paper. If for any reason Blue Ridge is unable, or determines that it is undesirable, to issue Commercial Paper to fund or maintain its investment in the Receivable Interests, or is unable for any reason to repay such Commercial Paper upon the maturity thereof, Blue Ridge will avail itself of a Liquidity Funding to the extent available. If Blue Ridge funds or refinances its investment in a Receivable Interest through a Liquidity Funding, in lieu of paying CP Costs on the Invested Amount pursuant to Article III hereof, Seller will pay Yield thereon at the Alternate Base Rate or the LIBO Rate, selected in accordance with
Article IV hereof. Nothing herein shall be deemed to constitute a commitment of Blue Ridge to issue Commercial Paper.

          (b) Seller may, upon at least 10 Business Days' notice to the Agent, terminate in whole or reduce in part, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $2,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof).

     Section 1.2  Incremental Purchases.  Seller shall provide the Agent with at
                  ---------------------
least two (2) Business Days' prior written notice in a form set forth as Exhibit II hereto of each Incremental Purchase (each, a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 or a larger integral multiple of $100,000) and the Purchase Date (which, in the case of any Incremental Purchase after the initial Purchase hereunder, shall only be on a Settlement Date). Following receipt of a Purchase Notice, the Agent will determine whether Blue Ridge will fund the requested Incremental Purchase through the issuance of Commercial Paper or through a Liquidity Funding. If Blue Ridge determines to fund an Incremental Purchase through a Liquidity Funding, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase will be funded through a Liquidity Funding. On each Purchase Date, upon satisfaction of the applicable conditions precedent set forth in Article VI, Blue Ridge shall deposit to the Facility Account, in immediately available funds, no later than 2:00 p.m. (New York time), an amount equal to the requested Purchase Price.

     Section 1.3  Decreases.  Seller shall provide the Agent with prior written
                  ---------
notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Invested Amount. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Invested Amount shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Invested Amount to be reduced which shall be applied ratably to all Receivable Interests in accordance with the respective Invested Amounts thereof (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time.

     Section 1.4  Deemed Collections; Purchase Limit.
                  ----------------------------------

          (a)     If on any day:

          (i) the Outstanding Balance of any Receivable is reduced or cancelled as a result of any defective or rejected goods or services, any Contractual Dilution or other cash discount or adjustment by any Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or

          (ii) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

          (iii) the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

          (iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than receipt of Collections or such Receivable becoming a Defaulted Receivable), or

          (v)    any of the representations or warranties of Seller set forth in
     Section 5.1(g), (i), (j), (r), (s), (t) or (u) were not true when made with respect to any Receivable,

then, on such day, Seller shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, not later than 2 Business Days thereafter shall pay to the Agent's Account the amount of any such Collection deemed to have been received in the same manner as actual cash collections are distributed under the terms of this Agreement.

          (b) Seller shall ensure that the Aggregate Invested Amount at no time exceeds the Purchase Limit. If at any time the Aggregate Invested Amount exceeds the Purchase Limit, Seller shall pay to the Agent immediately an amount to be applied to reduce the Aggregate Invested Amount (as allocated by the Agent), such that after giving effect to such payment the Aggregate Invested Amount is less than or equal to the Purchase Limit.

          (c) Seller shall also ensure that the Receivable Interests shall at no time exceed in the aggregate 100%. If the aggregate of the Receivable Interests exceeds 100%, Seller shall pay to the Agent on or before the next succeeding Settlement Date (or, if such excess is discovered on a Settlement Date, on such Settlement Date) an amount to be applied to reduce the Aggregate Invested Amount (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Receivable Interests equals or is less than 100%.

     Section 1.5 Payment Requirements and Computations.  All amounts to be paid
                 -------------------------------------
or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to the Agent for the account of Blue Ridge, they shall be paid to the Agent's Account, for the account of Blue Ridge until otherwise notified by the Agent. All computations of CP Costs, Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the

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actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                                  ARTICLE II.

                            PAYMENTS AND COLLECTIONS

     Section 2.1  Payments of Recourse Obligations.  Seller hereby promises to
                  --------------------------------
pay the following (collectively, the "Recourse Obligations"):

          (a) all amounts due and owing under Section 1.3 or 1.4 on the dates specified therein;

          (b) the fees set forth in the Fee Letter on the dates specified therein;

          (c) all accrued and unpaid Yield on the Receivable Interests accruing Yield at the Alternate Base Rate or the Default Rate on each Settlement Date applicable thereto;

          (d) all accrued and unpaid Yield on the Receivable Interests accruing Yield at the LIBO Rate on the last day of each Interest Period applicable thereto;

          (e) all accrued and unpaid CP Costs on the Receivable Interests funded with Commercial Paper on each Settlement Date; and

          (f)     all Broken Funding Costs and Indemnified Amounts upon demand.

     Section 2.2  Collections Prior to the Facility Termination Date; Repayment
                  -------------------------------------------------------------
of Certain Demand Advances.
--------------------------

          (a) Prior to the Facility Termination Date, any Deemed Collections received by the Servicer and Blue Ridge's Portion of any Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Facility Termination Date, Seller hereby requests and Blue Ridge hereby agrees to make, simultaneously with such receipt, a reinvestment (each, a "Reinvestment") with Blue Ridge's Portion of the balance of each and every Collection received by the Servicer such that after giving effect to such Reinvestment, the Invested Amount of such Receivable Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Invested Amount immediately prior to such receipt.

          (b) On each Settlement Date prior to the Facility Termination Date, the Servicer shall remit to the Agent's Account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and (after deduction of its Servicing Fee) apply such amounts (if not previously paid in accordance with Section 2.1) to the Aggregate Unpaids in the order specified:

          first, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs (if any) that are then due and owing,

          second, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing,

          third, if required under Section 1.3 or 1.4, to the ratable reduction of Aggregate Invested Amount,

          fourth, for the ratable payment of all other unpaid Recourse Obligations, if any, that are then due and owing, and fifth, the balance, if any, to Seller or otherwise in accordance with Seller's instructions.

          (c) If the Collections are insufficient to pay the Servicing Fee and the Aggregate Unpaids specified above on any Settlement Date, Seller shall make demand upon Parent for repayment of any outstanding Demand Advances in an aggregate amount equal to the lesser of (i) the amount of such shortfall in Collections, and (ii) the aggregate outstanding principal balance of the Demand Advances, together with all accrued and unpaid interest thereon, and Parent hereby agrees to pay such amount to the Agent's Account on such Settlement Date.

     Section 2.3  Repayment of Demand Advances on the Facility Termination Date;
                  --------------------------------------------------------------
Collections.
-----------
          (a) On the Facility Termination Date, Parent hereby agrees to repay the aggregate outstanding principal balance of all Demand Advances, together with all accrued and unpaid interest thereon, to the Agent's Account, without demand or notice of any kind, all of which are hereby expressly waived by Parent.

          (b) On the Facility Termination Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on each such day. On and after the Facility Termination Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Agent (after deduction of any accrued and unpaid Servicing Fee as of such date): (i) remit to the Agent's Account the amounts set aside pursuant to the preceding two sentences, and (ii) apply such amounts to reduce the Aggregate Unpaids as follows:

          first, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

          second, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs,

          third, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

          fourth, to the ratable reduction of Aggregate Invested Amount, fifth, for the ratable payment of all other Aggregate Unpaids, and sixth, after the Final Payout Date, to Seller.

          Payment Recission.   payment of any of the Aggregate Unpaids shall be
          -----------------
considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus interest thereon at the Default Rate from the date of any such recission, return or refunding.

          Clean Up Call.   addition to Seller's rights pursuant to Section 1.3,
          -------------
Seller shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Invested Amount to a level that is less than 10.0% of the original Purchase Limit, to repurchase all, but not less than all, of the then outstanding Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds to the Agent's Account. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against Blue Ridge or the Agent.

                                 ARTICLE III.

                            COMMERCIAL PAPER FUNDING

     Section 3.1  CP Costs.  Seller shall pay CP Costs with respect to the
                  --------
Invested Amount of all Receivable Interests funded through the issuance of Commercial Paper. Each Receivable Interest that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the Invested Amount in respect of such Receivable Interest represents in relation to all assets held by Blue Ridge and funded substantially with related Pooled Commercial Paper.

     Section 3.2 Calculation of CP Costs. Not later than the 3/rd/ Business Day immediately preceding each Monthly Reporting Date, Blue Ridge shall calculate the aggregate amount of CP Costs applicable to its Receivable Interests for the Calculation Period then most recently ended and shall notify Seller of such aggregate amount.

     Section 3.3  CP Costs Payments.  On each Settlement Date, Seller shall pay
                  -----------------
to the Agent (for the benefit of Blue Ridge) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Invested Amount of all Receivable Interests funded with Commercial Paper for the Calculation Period then most recently ended in accordance with Article II.

     Section 3.4  Default Rate.  From and after the occurrence of an
                  ------------
Amortization Event, all Receivable Interests shall accrue Yield at the Default Rate.

                                  ARTICLE IV.

                               LIQUIDITY FUNDINGS

     Section 4.1  Liquidity Fundings.  Prior to the occurrence of an
                  ------------------
Amortization Event, the outstanding Invested Amount of each Receivable Interest funded with a Liquidity Funding shall accrue Yield for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Seller gives the required notice to the Agent of another Yield Rate in accordance with Section 4.4, the initial Yield Rate for any Receivable Interest funded with a Liquidity Funding shall be the Alternate Base Rate (unless the Default Rate is then applicable). If any undivided interest in a Receivable Interest initially funded with Commercial Paper is sold to the Liquidity Banks pursuant to the Liquidity Agreement, such undivided interest in such Receivable Interest shall be deemed to have a Interest Period commencing on the date of such sale.

     Section 4.2  Yield Payments.  On the Settlement Date for each Receivable
                  --------------
Interest that is funded with a Liquidity Funding, Seller shall pay to the Agent (for the benefit of the Liquidity Banks) an aggregate amount equal to the accrued and unpaid Yield thereon for the entire Interest Period of each such Liquidity Funding in accordance with Article II.

     Section 4.3  Selection and Continuation of Interest Periods.
                  ----------------------------------------------

           (a) With consultation from (and approval by) the Agent, Seller shall from time to time request Interest Periods for the Receivable Interests funded with Liquidity Fundings, provided that if at any time any Liquidity Funding is outstanding, Seller shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (A) of the definition of Settlement Date.

          (b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Interest Period (the "Terminating Tranche") for any Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Liquidity Funding into multiple Liquidity Fundings, (ii) combine any such Liquidity Funding with one or more other Liquidity Fundings that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Liquidity Funding with a new Liquidity Funding to be made by the Liquidity Banks on the day such Terminating Tranche ends.

     Section 4.4  Liquidity Funding Yield Rates.  Seller may select the LIBO
                  -----------------------------
Rate (subject to Section 4.5 below) or the Alternate Base Rate for each Liquidity Funding. Seller shall by 12:00 noon (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Yield Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Yield Rate, give the Agent irrevocable notice of the new Yield Rate for the Liquidity Funding associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Yield Rate, the initial Yield Rate for any Receivable Interest assigned or participated to the Liquidity Banks pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable).

     Section 4.5  Suspension of the LIBO Rate.
                  ---------------------------

          (a) If any Liquidity Bank notifies the Agent that it has determined that funding its ratable share of the Liquidity Fundings at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Liquidity Funding at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Liquidity Funding at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Alternate Base Rate for any Liquidity Funding accruing Yield at such LIBO Rate.

          (b) If less than all of the Liquidity Banks give a notice to the Agent pursuant to Section 4.5(a), each Liquidity Bank which gave such a notice shall be obliged, at the request of Seller, Blue Ridge or the Agent, to assign all of its rights and obligations hereunder to (i) another Liquidity Bank or
(ii) another funding entity nominated by Seller or the Agent that is an Eligible Assignee willing to participate in the Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; provided that
(i) the notifying Liquidity Bank receives payment in full of all Aggregate Unpaids owing to it (whether due or accrued), and (ii) the replacement Liquidity Bank otherwise satisfies the requirements of the Liquidity Agreement.

     Section 4.6  Default Rate.  From and after the occurrence of an
                  ------------
Amortization Event, all Liquidity Fundings shall accrue Yield at the Default
Rate.

                                  ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

     Section 5.1  Representations and Warranties of the Seller Parties.  Each
                  ----------------------------------------------------
Seller Party hereby represents and warrants to the Agent and Blue Ridge, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

          (a)  Organization; Powers.  Such Seller Party (a) is duly organized,
               --------------------
validly existing and in good standing or active status under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby to which it is or will be a party.

          (b)  Authorization.  The execution, delivery and performance by such
               -------------
Seller Party of each of the Transaction Documents to which it is a party (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Seller Party, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which such Seller Party is a party or by which any of them or any of their Property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Adverse Claim upon or with respect to any Property now owned or hereafter acquired by such Seller Party (other than any Adverse Claim created hereunder or under the other Transaction Documents).

          (c)  No Conflict.  The execution and delivery by such Seller Party of
               -----------
this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created under the Transaction Documents) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d)  Governmental Approvals.  Other than the filing of the financing
               ----------------------
statements required hereunder, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the transactions contemplated hereby.

          (e)  Litigation.  Except as set forth on Schedule 5.1(e), there are
               ----------
not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Seller Party, threatened against or affecting such Seller Party or any of its Subsidiaries or any business, Property or rights of any such Person (i) that involve any Transaction Document or the transactions contemplated thereby or
(ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect

          (f)  Enforceability.  This Agreement has been duly executed and
               --------------
delivered by such Seller Party and constitutes, and each other Transaction Document to which such Seller Party is a party when executed and delivered by the such Seller Party will constitute, a legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g)  Accuracy of Information.  No information, report, financial
               -----------------------
statement, exhibit or schedule furnished by or on behalf of such Seller Party to the Buyer or the Agent in connection with the negotiation of any Transaction Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, such Seller Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

          (h)  Use of Proceeds.  No portion of the proceeds of any purchase
               ---------------
hereunder will be used for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Seller Party including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          (i)  Good Title.  Seller is the legal and beneficial owner of the
               ----------
Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

          (j)  Perfection.  This Agreement is effective to create a valid
               ----------
security interest in favor of the Agent for the benefit of the Secured Parties in the Purchased Assets to secure payment of the Aggregate Unpaids, free and clear of any Adverse Claim except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Secured Parties) security interest in the Purchased Assets. Such Seller Party's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

           (k)   Places of Business and Locations of Records. The principal
                 -------------------------------------------
places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by
Section 13.3(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit III.

           (l)   Collections. The conditions and requirements set forth in
                 -----------
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

           (m)   Material Adverse Effect. (i) The initial Servicer represents
                 -----------------------
and warrants that since August 31, 2000, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller,
(B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

           (n)   Names. The name in which Seller has executed this Agreement is
                 -----
identical to the name of Seller as indicated on the public record of its state of organization which shows Seller to have been organized. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

           (o)   Ownership of Seller. Parent owns, directly or indirectly, 100%
                 -------------------
of the issued and outstanding Equity Interests of Seller, free and clear of any Adverse Claim. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

           (p)   Not a Holding Company or an Investment Company. Such Seller
                 ----------------------------------------------
Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

           (q)   Compliance with Law. Such Seller Party has complied with all
                 -------------------
applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

           (r)   Compliance with Credit and Collection Policy. Such Seller Party
                 --------------------------------------------
has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

           (s)   Payments to Applicable Originator. With respect to each
                 ---------------------------------
Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. (S)(S) 101 et seq.), as amended.

           (t)   Enforceability of Contracts. Each Contract with respect to each
                 ---------------------------
Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

           (u)   Eligible Receivables. Each Receivable included in the Net Pool
                 --------------------
Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on such date.

           (v)   Purchase Limit and Maximum Receivable Interests. Immediately
                 -----------------------------------------------
after giving effect to each Incremental Purchase hereunder, the Aggregate Invested Amount is less than or equal to the Purchase Limit and the aggregate of the Receivable Interests does not exceed 100%.

           (w)   Accounting. The manner in which such Seller Party accounts for
                 ----------
the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

                                  ARTICLE VI.

                            CONDITIONS OF PURCHASES

       Section 6.1   Conditions Precedent to Initial Incremental Purchase. The
                     ----------------------------------------------------
initial Incremental Purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such Purchase those documents listed on Schedule A and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

       Section 6.2   Conditions Precedent to All Purchases and Reinvestments.
                     -------------------------------------------------------
Each Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Purchase: (i) the Servicer shall have delivered to the Agent on or prior to the date of such Purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under Section 8.5 and (ii) upon the Agent's request, the Servicer shall have delivered to the Agent at least three (3) Business Days prior to such Purchase an interim Monthly Report showing the amount of Eligible Receivables; (b) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (c) on each Purchase Date, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

                     (i)    the representations and warranties set forth in
Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such Purchase Date;

                     (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute an Unmatured Amortization Event; and

                     (iii) the Aggregate Invested Amount does not exceed the Purchase Limit and the aggregate Receivable Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or Blue Ridge, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent's Account, for the benefit of Blue Ridge, an amount equal to the Collections prior to the Facility Termination Date that shall have been applied to the affected Reinvestment.

                                 ARTICLE VII.

                                   COVENANTS

       Section 7.1   Affirmative Covenants of the Seller Parties. Until the date
                     -------------------------------------------
on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

               Financial Reporting. Seller Party will maintain, for itself and
               -------------------
each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                     (i)   Annual Reporting. Within 90 days after the end of
                           ----------------
       each fiscal year of Parent: (A) Parent's balance sheet and related statements of income and cash flows showing the financial condition of Parent and its consolidated Subsidiaries as of the close of such fiscal year and the results of their operations during such year, all in reasonable detail and audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, setting forth in each case in comparative form the corresponding statements for the preceding fiscal year; and (B) comparable unaudited financial statements for Seller.

                     (ii)   Quarterly Reporting. Within 45 days after the end of
                            -------------------
       each of the first three fiscal quarters of each fiscal year of Parent:
       (A) Parent's consolidated balance sheet and related statements of income and cash flows showing the financial condition of Parent and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, all in reasonable detail and certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, setting forth in each case in comparative form the corresponding statements for the corresponding period in the preceding fiscal year, and (B) comparable unaudited financial statements for Seller.

                     (iii)  Compliance Certificate. Together with the financial
                            ----------------------
       statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by a Financial Officer of such Seller Party and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                     (iv)   Shareholders Statements and Reports. Promptly upon
                            -----------------------------------
       the furnishing thereof to the shareholders of Parent, copies of all financial statements, reports and proxy statements so furnished.

                     (v)     S.E.C. Filings. Promptly after the same become
                             --------------
       publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be.

                     (vi)    Copies of Notices. Promptly upon its receipt of any
                             -----------------
       notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Blue Ridge, copies of the same.

                     (vii)   Change in Credit and Collection Policy. At least
                             --------------------------------------
       thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

                     (viii)  Other Information. Promptly, from time to time,
                             -----------------
       such other information, documents, records or reports relating to the Receivables originated by such Originator or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

              (b)    Notices. Such Seller Party will notify the Agent in writing
                     -------
of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                     (i)     Amortization Events or Unmatured Amortization
                             ---------------------------------------------
       Events. The occurrence of each Amortization Event and each Unmatured
       ------
       Amortization Event, by a statement of a Financial Officer of such Seller Party.

                     (ii)    Material Adverse Effect. The occurrence of any
                             -----------------------
       event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                     (iii)   Termination Date. The occurrence of the
                             ----------------
       "Termination Date" under and as defined in the Receivables Sale
       Agreement.

                     (iv)    Defaults Under Other Agreements. The occurrence of
                             -------------------------------
       an event of default (as to which any notice period or cure period has expired without cure) under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor which, in the case of a Seller Party other than Seller, involves a line of credit or Indebtedness, in each case, of $1 million or more.

                     (v)    Notices under Receivables Sale Agreement. Copies of
                            ----------------------------------------
       all notices delivered under the Receivables Sale Agreement.

              Downgrade of Servicer. downgrade in the rating of any Indebtedness
              ---------------------
       of Servicer by S&P or Moody's, setting forth the Indebtedness affected and the nature of such change.

                     (vi)   ERISA Events. The occurrence of any ERISA Event.
                            ------------

                     (vii)  Change in Credit and Collection Policy. At least
                            --------------------------------------
       thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

              (c)    Compliance with Laws and Preservation of Corporate
                     --------------------------------------------------
Existence. Such Seller Party will comply in all respects with all applicable
---------
laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

              Audits. Seller Party will furnish to the Agent from time to time
              ------
such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives (and shall cause each Originator to permit the Agent or its agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Purchased Assets, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Purchased Assets or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a "Review"); provided, however, that, so long as no Amortization Event has occurred and is continuing, (A) the Seller Parties shall only be responsible for the costs and expenses of one (1) Review in any one calendar year, and (B) the Agent will not request more than four (4) Reviews in any one calendar year.

          (d)    Keeping and Marking of Records and Books.
                 ----------------------------------------

          (i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) Such Seller Party will (and will cause each Originator to): (A) on or prior to the date hereof, mark its standard monthly accounts receivable aging reports regarding the Receivables with a legend, acceptable to the Agent, describing the Agent's security interest in the Purchased Assets and (B) upon the request of the Agent following the occurrence and during the continuance of an Amortization Event: (x) mark each Contract with a legend describing the Agent's security interest and
     (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

          (e)    Compliance with Contracts and Credit and Collection Policy.
                 ----------------------------------------------------------
Such Seller Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (f)    Performance and Enforcement of Receivables Sale Agreement.
                 ---------------------------------------------------------
Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, as Seller's assignee) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

          (g)    Ownership. Seller will (or will cause each Originator to) take
                 ---------
all necessary action to (i) vest legal and equitable title to the Purchased Assets purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Purchased Assets and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Purchased Assets, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Secured Parties) security interest in the Purchased Assets and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Secured Parties as the Agent may reasonably request.

          (h)    Reliance. Seller acknowledges that the Agent and Blue Ridge are
                 --------
entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or Blue Ridge may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than Seller) and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                          (A)  conduct its own business in its own name and
require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                          (B)  compensate all employees, consultants and agents
directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and such Originator or such Affiliate, as applicable;

                          (C)  clearly identify its offices (by signage or
otherwise) as its offices and, if such office is located in the offices of any Originator, Seller shall lease such office at a fair market rent;

                          (D)  have a separate telephone number, which will be
answered only in its name and separate stationery and checks in its own name;

                          (E)  conduct all transactions with each Originator and
the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                          (F)  at all times have a Board of Directors consisting
of three members, at least one member of which is an Independent Director;

                          (G)  observe all corporate formalities as a distinct
entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                          (H)  maintain Seller's books and records separate from
those of each Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Originator or any Affiliate thereof;

                          (I)  prepare its financial statements separately from
those of each Originator and insure that any consolidated financial statements of any Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                          (J)  except as herein specifically otherwise provided,
to the maximum extent within Seller's control, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

                          (K)  pay all of Seller's operating expenses from
Seller's own assets (except for certain payments by any Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                          (L)  operate its business and activities such that: it
does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the applicable Originator thereunder for the purchase of Receivables from such Originator under the

Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                          (M)  maintain its corporate charter in conformity with
this Agreement, such that it does not amend, restate, supplement or otherwise modify its Organizational Documents in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                          (N)  maintain the effectiveness of, and continue to
perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                          (O)  maintain its corporate separateness such that it
does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

                          (P)  maintain at all times the Required Capital Amount
(as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                          (Q)  take such other actions as are necessary on its
part to ensure that the facts and assumptions set forth in the opinion issued by Quarles & Brady LLP, as counsel for Seller, in connection with the closing or initial Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

            (i)    Collections. Such Seller Party will cause (1) all proceeds
                   -----------
from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect; provided, however, that unless otherwise requested by the Agent assignee), no Collection Account Agreement will be required with respect to any Lock-Box or Collection Account at Bank of America, N.A. so long as the existing Lock-Box and Collection Account at such bank are closed by September 15, 2001. In the event any payments relating to the Purchased Assets are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and Blue Ridge.
Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

          (j)     Taxes. Such Seller Party will file all tax returns and reports
                  -----
required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Agent or Blue Ridge.

          (k)     Payment to Applicable Originator. With respect to any
                  --------------------------------
Receivable purchased by Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

     Section 7.2  Negative Covenants of the Seller Parties. Until the date on
                  ----------------------------------------
which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

          (a)     Name Change, Offices and Records. Such Seller Party will not
                  --------------------------------
change its name, identity or structure (within the meaning of any applicable enactment of the UCC), relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the Agent's security interest, for the benefit of the Secured Parties, in the Receivables, Related Security and Collections, or change any office where Records are kept unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

          (b)     Change in Payment Instructions to Obligors. Except as may be
                  ------------------------------------------
required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and evidence reasonably satisfactory to the Agent that all Adverse Claims to such Lock-Box or Collection Account have been released and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

          (c)  Modifications to Contracts and Credit and Collection Policy. Such
               -----------------------------------------------------------
Seller Party will not, and will not permit any Originator to, make any material change to the Credit and Collection Policy that could materially adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

          (d)  Sales, Liens. Seller will not sell, assign (by operation of law
               ------------
or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Purchased Assets, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Agent as provided for herein), and Seller will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator.

          (e)  Use of Proceeds. Seller will not use the proceeds of the
               ---------------
Purchases for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) making Demand Advances to Parent at any time prior to the Facility Termination Date while it is acting as Servicer and no Amortization Event or Unmatured Amortization Event exists and is continuing, (iii) paying its ordinary and necessary operating expenses when and as due, and (iv) making Restricted Junior Payments to the extent permitted under this Agreement.

          (f)  Termination Date Determination. Seller will not designate the
               ------------------------------
Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

          (g)  Restricted Junior Payments. Seller will not make any Restricted
               --------------------------
Junior Payment if after giving effect thereto, Seller's Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).

          (h)  Seller Indebtedness. Seller will not incur or permit to exist any
               -------------------
Indebtedness or liability on account of deposits except: (i) the Aggregate Unpaids, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

          (i)  Prohibition on Additional Negative Pledges. No Seller Party will
               ------------------------------------------
enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Purchased Assets except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and no Seller Party will enter into or assume any agreement creating any Adverse Claim upon the Subordinated Notes.

                                 ARTICLE VIII.

                         ADMINISTRATION AND COLLECTION

     Section 8.1  Designation of Servicer.
                  -----------------------

             (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time following the occurrence and during the continuance of an Amortization Event, designate as Servicer any Person to succeed Parent or any successor Servicer; provided that the Rating Agency Condition is satisfied.

             (b) Parent may delegate, and Parent hereby advises the Agent and Blue Ridge that it has delegated, to the other Originators, as sub-servicers of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such other Originator. Without the prior written consent of the Agent and the Required Liquidity Banks, Parent shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) the other Originators, and (ii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices (each other Originator and outside collection agency, when acting as such a delegate, a "Permitted Sub-Servicer"). No Permitted Sub-Servicer shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Parent. If at any time the Agent shall designate as Servicer any Person other than Parent, all duties and responsibilities theretofore delegated by Parent to the other Originators may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Parent and to Seller and the other Originators.

             (c) Notwithstanding the foregoing subsection (b): (i) Parent shall be and remain primarily liable to the Agent and Blue Ridge for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and Blue Ridge shall be entitled to deal exclusively with Parent in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and Blue Ridge shall not be required to give notice, demand or other communication to any Person other than Parent in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Parent, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

     Section 8.2  Duties of Servicer.
                  ------------------

             (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.


          (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of the agreement contained in Exhibit VI (or in a form otherwise acceptable to the Agent) with each bank party to a Collection Account at any time; provided, however, that unless otherwise requested by the Agent, no Collection Account Agreement will be required with respect to any Lock-Box or Collection Account at Bank of America, N.A. so long as the existing Lock-Box and Collection Account at such bank are closed by September 15, 2001. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

          (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and Blue Ridge their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for Blue Ridge on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

          (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or Blue Ridge under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence and during the continuance of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (e) The Servicer shall hold in trust for Seller and the Agent and Blue Ridge all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to rightful owner or its designee any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of the Agent or Blue Ridge, furnish to Blue Ridge (promptly after any such request) a calculation of the amounts set aside for Blue Ridge pursuant to Article II.

          (f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

     Section 8.3  Collection Notices. The Agent is authorized at any time to
                  ------------------
date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of Blue Ridge, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled (i) at any time after delivery of the Collection Notices, to endorse Seller's name on checks and other instruments representing Collections, (ii) at any time after the occurrence of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

     Section 8.4  Responsibilities of Seller. Anything herein to the contrary
                  --------------------------
notwithstanding, the exercise by the Agent, on behalf of Blue Ridge, of the Agent's rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Agent and Blue Ridge shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller or any Originator thereunder.

     Section 8.5  Monthly Reports. The Servicer shall prepare and forward to the
                  ---------------
Agent (i) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (ii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables; provided, however, that if an Amortization Event exists and is continuing, the Agent may request that the Servicer deliver a Monthly Report more frequently than monthly.

     Section 8.6  Servicing Fee. As compensation for the Servicer's servicing
                  -------------
activities on their behalf, the Servicer shall be paid the Servicing Fee in arrears on each Settlement Date out of Collections.

                                  ARTICLE IX.

                              AMORTIZATION EVENTS

     Section 9.1  Amortization Events. The occurrence of any one or more of the
                  -------------------
following events shall constitute an Amortization Event:

             (a) Any Seller Party shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and, for any such payment or deposit which is not in respect of principal or CP Costs, such failure continues for 5 consecutive Business Days.

             (b) Any representation, warranty, certification or statement made by any Seller Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect when made or deemed made.

             (c) Any Seller Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.

             (d) Any Seller Party shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall continue for ten (10) consecutive Business Days.

             (e) Failure of Seller to pay any Indebtedness (other than the Aggregate Unpaids) when due or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

             (f) Parent or any Subsidiary (other than Seller) shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity.

          (g)  An Event of Bankruptcy shall occur with respect to any Seller
Party.

          (h)  As at the end of any Calculation Period:

               (i) the three-month rolling average Delinquency Ratio shall exceed 2.90%,

               (ii) the three-month rolling average Default Trigger Ratio shall exceed 9.75%, or

               (iii) the three-month rolling average Dilution Ratio shall exceed 7.10%.

          (i)  A Change in Control shall occur.

          (j) (i) One or more final judgments for the payment of money in an aggregate amount of $10,750 or more shall be entered against Seller or (ii) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Parent, any Subsidiary of Parent (Other than Seller) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Parent or any Subsidiary to enforce any such judgment.

          (k) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

          (l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of Blue Ridge shall cease to have a valid and perfected first priority security interest in the Purchased Assets.

          (m) On any Settlement Date, after giving effect to the turnover of Collections by the Servicer on such date and the application thereof to the Aggregate Unpaids in accordance with this Agreement, the Aggregate Invested Amount shall exceed the Purchase Limit.

          (n) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance

Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

          (o) An ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of Parent and its ERISA Affiliates in an aggregate amount exceeding $1,000,000.

          (p) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Purchased Assets and such lien shall not have been released within seven (7) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Purchased Assets.

          (q) Any event shall occur which (i) materially and adversely impairs the ability of the Originators to originate Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to Seller on the date of this Agreement or (ii) has, or could be reasonably expected to have a Material Adverse Effect.

          (r) The Net Pool Balance shall, on any date, be less than an amount equal to the sum of (i) the Aggregate Invested Amount plus (ii) the Required Reserve (after giving effect to any turnover of Collections by the Servicer on such date and the application thereof to the Aggregate Unpaids in accordance with this Agreement).

          (s) The Performance Guarantor shall breach any of the covenants contained in Sections 6.08, 6.09, 6.10 or 6.11 of the that certain Credit Agreement dated as of July 31, 2000 by and among Applied Power Inc. (doing business as Actuant Corporation), the lenders named therein, Credit Suisse First Boston, as Lead Arranger, Collateral Agent and Administrative Agent, First Union National Bank, as Syndication Agent, and ING (U.S.) Capital LLC, as Documentation Agent, as amended and in effect on the date of this Agreement or as hereafter amended or modified pursuant to any written amendment to which the Agent hereunder gives its express written consent.

  Section 9.2  Remedies. Upon the occurrence and during the continuation of an
               --------
Amortization Event, the Agent may, or upon the direction of the Required Liquidity Banks shall, take any of the following actions: (i) replace the Person then acting as Servicer if the Agent has not already done so, (ii) declare the Facility Termination Date to have occurred, whereupon Reinvestments shall immediately terminate and the Facility Termination Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any Seller Party, the Facility Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) deliver the Collection Notices to the Collection Banks, (iv) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) notify Obligors of the Agent's security interest in the Receivables and other Purchased Assets. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and Blue Ridge otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                  ARTICLE X.

                                INDEMNIFICATION

     Section 10.1  Indemnities by the Seller Parties. Without limiting any other
                   ---------------------------------
rights that the Agent or Blue Ridge may have hereunder or under applicable law,
(A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent, Blue Ridge, each of the Liquidity Banks and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an "Indemnified Party") from and against any and all damages, losses, claims, Other Taxes, Indemnified Taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or another Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Blue Ridge or any of its Liquidity Banks of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

          (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (c) Excluded Taxes;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of Blue Ridge to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent and Blue Ridge for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:


                   (i) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

               (ii) the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

               (iii) any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

               (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi) the commingling of Collections of Receivables at any time with other funds;

               (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the Purchased Assets or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (ix) any Amortization Event of the type described in Section 9.1(g);

               (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any of the Purchased Assets from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

               (xi) any failure to vest and maintain vested in the Agent for the benefit of Blue Ridge, or to transfer to the Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Purchased Assets, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                   (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Assets, and the proceeds thereof, whether at the time of any Purchase or at any subsequent time;

                   (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or Blue Ridge with respect to any Purchased Assets or the value of any Purchased Assets;

                   (xiv) any attempt by any Person to void any Purchase or the Agent's security interest in the Purchased Assets under statutory provisions or common law or equitable action; and

                   (xv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

     Section 10.2  Increased Cost and Reduced Return. If after the date hereof,
                   ---------------------------------
any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

     Section 10.3  Expenses. Seller shall pay to the Agent and Blue Ridge on
                   --------
demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Blue Ridge's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Blue Ridge and the Agent (which such counsel may be employees of Blue Ridge or the Agent) with respect thereto and with respect to advising Blue Ridge and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and Blue Ridge, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                  ARTICLE XI.

                                   THE AGENT

     Section 11.1  Authorization and Action. Blue Ridge, on behalf of itself and
                   ------------------------
its assigns, hereby designates and appoints Wachovia to act as its agent under the Liquidity Agreement, this Agreement and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Liquidity Agreement, this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto, including, without limitation, the power to perfect all security interests granted under the Transaction Documents. The provisions of Articles 6 and 7 of the Liquidity Agreement are hereby incorporated by this reference with the same force and effect as if fully set forth herein, and shall govern the relationship between the Agent, on the one hand, and Blue Ridge, on the other.

                                 ARTICLE XII.

                        ASSIGNMENTS AND PARTICIPATIONS

     Section 12.1  Assignments and Participations by Blue Ridge. Each of the
                   --------------------------------------------
parties hereto, on behalf of its successors and assigns, hereby agrees and consents to the complete or partial sale by Blue Ridge of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks pursuant to the Liquidity Agreement, regardless of whether such sale constitutes an assignment or the sale of a participation in such rights and obligations.

     Section 12.2  Prohibition on Assignments by Seller Parties. No Seller Party
                   --------------------------------------------
may assign any of its rights or obligations under this Agreement without the prior written consent of the Agent and each of Blue Ridge and without satisfying the Rating Agency Condition.

                                 ARTICLE XIII.

                                 MISCELLANEOUS

     Section 13.1  Waivers and Amendments.
                   ----------------------

          (a) No failure or delay on the part of the Agent or Blue Ridge in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 13.1(b). Blue Ridge, Seller and the Agent, at the direction of the Required Liquidity Banks, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                   (i) without the consent of Blue Ridge and each affected Liquidity Bank, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of Blue Ridge, (D) change the Invested Amount of any Receivable Interest, (E) amend, modify or waive any provision of the definition of Required Liquidity Banks or this Section 13.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement,
(G) change the definition of "Eligible Receivable," "Loss Reserve," "Dilution Reserve," "Yield Reserve," "Servicing Reserve," "Servicing Fee Rate," "Required Reserve" or "Required Reserve Factor Floor" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                   (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent,

and any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition.

     Section 13.2  Notices. Except as provided in this Section 13.2, all
                   -------
communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2. Seller hereby authorizes the Agent to effect Purchases and Interest Period and Yield Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. The Seller Parties agree to deliver promptly to the Agent a written confirmation of each telephonic notice signed by a Financial Officer of a Seller Party; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

     Section 13.3  Protection of Agent's Security Interest.
                   ---------------------------------------

          (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Agent's security interest in the Purchased Assets, or to enable the Agent or Blue Ridge to exercise and enforce their rights and remedies hereunder. At any time, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of Blue Ridge under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at the Agent's request, withhold the identities of the Agent and Blue Ridge in any such notification.

          (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or Blue Ridge may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or Blue Ridge's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of Blue Ridge in the Receivables and
(ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Purchased Assets, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable. From and after July 1, 2001: (A) each of the Seller Parties hereby authorizes the Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Seller Party, in such form and in such offices as the Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Agent hereunder, (B) each of the Seller Parties acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent, consenting to the form and substance of such filing or recording document, and (C) each of the Seller Parties approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent in connection with the perfection of the security interests in favor of Seller or the Agent.

     Section 13.4  Confidentiality.
                   ---------------

          (a) Each of the Seller Parties shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and its officers and employees may disclose such information to such Seller Party's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

          (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Liquidity Banks or Blue Ridge by each other,
(ii) by the Agent or Blue Ridge to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information. In addition, Blue Ridge and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     Section 13.5  Bankruptcy Petition. Seller, the Servicer, the Agent and each
                   -------------------
Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 13.6  Limitation of Liability. Except with respect to any claim
                   -----------------------
arising out of the willful misconduct or gross negligence of Blue Ridge, the Agent or any Liquidity Bank, no claim may be made by any Seller Party or any other Person against Blue Ridge, the Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each

Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 13.7  CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED
                   -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF SELLER OR THE SECURITY INTEREST OF THE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

     Section 13.8  CONSENT TO JURISDICTION.EACH PARTY TO THIS AGREEMENT HEREBY
                   -----------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     Section 13.9  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL
                   --------------------
BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 13.10  Integration; Binding Effect; Survival of Terms.
                    ----------------------------------------------

          (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 13.4 and 13.5 shall be continuing and shall survive any termination of this Agreement.

          (c) Each of the Seller Parties, Blue Ridge and the Agent hereby acknowledges and agrees that the Liquidity Banks are hereby made express third party beneficiaries of this Agreement and each of the other Transaction Documents.

     Section 13.11  Counterparts; Severability; Section References. This
                    ----------------------------------------------
Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

     Section 13.12  Characterization.
                    ----------------

          (a) It is the intention of the parties hereto that each Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which Purchase shall provide the Blue Ridge with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to Blue Ridge and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by Blue Ridge or the Agent or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.

          (b) In addition to any ownership interest which the Agent or Blue Ridge may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of Blue Ridge a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent, on behalf of Blue Ridge, shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                           *signature pages follow*

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

ACTUANT RECEIVABLES CORPORATION


By: /s/ Patrick C. Dorn
    -----------------------
Name:   Patrick C. Dorn
Title:  President

          Address:  3993 Howard Hughes Pkwy.
                    Suite 100
                    Las Vegas, Nevada 89109

                    Attn:  Pat Dorn

                    Phone: (702) 735-1811
                    Fax:   (702) 735-1785



ACTUANT CORPORATION


By: /s/ Terence M. Braatz
    -----------------------
Name:   Terence M. Braatz
Title:  Treasurer

          Address:  6100 North Baker Road
                    Glendale, WI 53209

                    Attn:  Terry M. Braatz

                    Phone: (414) 247-5446
                    Fax:   (414) 228-6112

BLUE RIDGE ASSET FUNDING CORPORATION

BY: WACHOVIA BANK, N.A., ITS ATTORNEY-IN-FACT


By: /s/ David Goodson
    -----------------------
     Name:  David Goodson
     Title: Vice President

     Address:

          Blue Ridge Asset Funding Corporation
          c/o Wachovia Bank, N.A.
          100 North Main Street
          Winston-Salem, NC 27150

          Attention: John Dillon

          Telephone: (336) 732-2690
          Facsimile: (336) 732-5021

     With a copy to:

          Blue Ridge Asset Funding Corporation
          c/o AMACAR Group, L.L.C.
          6525 Morrison Blvd., Suite 318
          Charlotte, North Carolina 28211

          Attention: Douglas K. Johnson

          Telephone: (704) 365-0569
          Facsimile: (704) 365-1362

WACHOVIA BANK, N.A., as a Liquidity Bank and as Agent


By: /s/ Kenny Karpowicz
    --------------------------
Name:  Kenny Karpowicz
Title: Vice President

Address:

       Wachovia Bank, N.A.
       191 Peachtree Street, Mail Stop GA423
       Atlanta, Georgia  30303

       Attention:  Elizabeth R. Wagner
       Telephone:  (404) 332-1398
       Facsimile:  (404) 332-5152

with a copy to:

       Wachovia Bank, N.A.
       100 North Main Street, NC37031
       Winston-Salem, NC 27150-3099

       Attention:  John Dillon
       Telephone:  (336) 732-2690
       Facsimile:  (336) 732-5021

                                   EXHIBIT I

                                  DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Dilution Ratio" means, at any time, the rolling average of the Non-Contractual Dilution Ratio for the 12 Calculation Periods then most recently ended.

          "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 5% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "Agent" has the meaning set forth in the preamble to this Agreement.

          "Agent's Account" means account #8735-098787 at Wachovia Bank, N.A., ABA #053100494.

          "Aggregate Invested Amount" means, on any date of determination, the aggregate Invested Amount of all Receivable Interests outstanding on such date.

          "Aggregate Reduction" has the meaning specified in Section 1.3.

          "Aggregate Unpaids" means, at any time, an amount equal to the sum of
(i) the Aggregate Invested Amount, plus (ii) all Recourse Obligations (whether due or accrued) at such time.

          "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

          "Alternate Base Rate" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

          "Amortization Date" means the earliest to occur of (i) May 26, 2006,
(ii) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (iii) the

Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Seller Party, (iv) the Business Day specified in a written notice from the Agent following the occurrence and during the continuance of any other Amortization Event, and (v) the date which is not less than 10 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

          "Amortization Event" has the meaning specified in Article IX.

          "Blue Ridge" has the meaning set forth in the preamble to this Agreement.

          "Blue Ridge's Portion" means, on any date of determination, the sum of the percentages represented by the Receivable Interests.

          "Broken Funding Costs" means for any Receivable Interest which: (i) has its Invested Amount reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned by Blue Ridge to the Liquidity Banks under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Invested Amount is allocated to another Receivable Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Invested Amount for the new Receivable Interest, and (y) to the extent such Invested Amount is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Invested Amount not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

          "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

          "Calculation Period" means a fiscal month.

          "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

          "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI (or as otherwise approved by the Agent) among an Originator, Seller, the Agent and a Collection Bank.

          "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

          "Collection Notice" means a notice, in substantially the form attached to any of the agreements contained in Exhibit VI, from the Agent to a Collection Bank.

          "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

          "Commercial Paper" means promissory notes of Blue Ridge issued by Blue Ridge in the commercial paper market.

          "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

          "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable including, without limitation, all "contracts" as, when and if such term is defined in the UCC, of the applicable Originator (or Seller, as its assignee), and in any event, shall include, without limitation, all sale, service, performance and equipment or property lease contracts, agreements and grants (whether written or oral, or third party or intercompany), and any other documents (whether written or oral) between the applicable Originator and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

          "Contractual Dilution" means, with respect to any Receivable, any reduction in the Outstanding Balance of such Receivable due to a quantity discount, discount for prompt payment or similar incentive, in each of the foregoing cases, which discount is readily discernable and quantifiable from the face of the invoice evidencing such Receivable.

          "Contractual Dilution Ratio" means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Contractual Dilutions during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during the Calculation Period prior to the Calculation Period ending on such Cut-Off Date.

          "CP Costs" means, for each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of Blue Ridge pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

          "Credit and Collection Policy" means Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

          "Cut-Off Date" means the last day of a Calculation Period.

          "Days Sales Outstanding" means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

          "Deemed Collections" means Collections deemed received by Seller under
Section 1.4(a).

          "Default Horizon Ratio" means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the 3 Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.

          "Default Rate" means a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

          "Default Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate sales generated by the Originators during the Calculation Period occurring 4 months prior to the Calculation Period ending on such Cut-Off Date.

          "Default Trigger Ratio" means , as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total Outstanding Balance of all Defaulted Receivables as of such date, by (y) the total Outstanding Balance of all Receivables as of such date.

          "Defaulted Receivable" means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

          "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

          "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 61-90 days from the original due date for such payment.

          "Demand Advance" means any advance made by Seller to Parent at any time while it is acting as the Servicer, which advance (a) is payable upon demand, (b) is not evidenced by an instrument, chattel paper or a certificated security, (c) bears interest at a market rate determined by Seller and the Servicer from time to time, (d) is not subordinated to any other Indebtedness or obligation of the Servicer, and (e) may not be offset by Parent against amounts due and owing from Seller to it under its Subordinated Note; provided, however, that no Demand Advance may be made after the Facility Termination Date or on any date prior to the Facility Termination Date on which an Amortization Event or an Unmatured Amortization Event exists and is continuing.

          "Dilution" means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).

          "Dilution Horizon Ratio" means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the 2 Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

          "Dilution Ratio" means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by adding the Contractual Dilution Ratio and the Non-Contractual Dilution Ratio as of such Cut-Off Date.

          "Dilution Reserve" means, for any Calculation Period, the product (expressed as a percentage) of:

          (a) the sum of (i) two (2) times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times

          (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

          "Dilution Volatility Component" means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Non-Contractual Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

          "Downgraded Liquidity Bank" means a Liquidity Bank which has been the subject of a Downgrading Event.

          "Downgrading Event" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

          "Eligible Assignee" means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company's) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

          "Eligible Receivable" means, at any time, a Receivable:

               (i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; and (c) is not a government or a governmental subdivision or agency;

               (ii) which was not a Defaulted Receivable on the date on which it was acquired by Seller from the applicable Originator,

               (iii) which by its terms is due and payable within 60 days of the original billing date therefor and has not had its payment terms extended more than once; provided, however, that if such Receivable is a Trade Show Receivable, up to 2% of total Eligible Receivables may consist of Trade Show Receivables which, by their terms, are due and payable within 180 days of the original billing date therefor and have not have their payment terms extended more than once;

               (iv) which is an "account" within the meaning of Article 9 of the UCC of all applicable jurisdictions,

               (v) which is denominated and payable only in United States dollars in the United States,

               (vi) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms,

               (vii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of Blue Ridge to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

               (viii) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

               (ix) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

               (x) which satisfies all applicable requirements of the Credit and Collection Policy,

               (xi) which was generated in the ordinary course of the applicable Originator's business,

               (xii) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

               (xiii) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agent, that such Receivables shall not be subject to such offset,

               (xiv) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

               (xv) as to which each of the representations and warranties contained in Sections 5.1(g), (i), (j), (r), (s), (t) and (u) is true and correct, and

               (xvi) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

          "Excluded Taxes" means "Excluded Taxes" under and as defined in the Receivables Sale Agreement to the extent that such taxes are consistent with the transactions under this Agreement being treated, for tax purposes, as though the Agent and the Purchasers made a loan to Seller secured by the Receivables and Related Security.

          "Facility Account" means Seller's account no. 10-87832 at Bank One, NA, in Chicago, Illinois, ABA No. 071000013.

          "Facility Termination Date" means the earlier of (i) the Liquidity Termination Date and (ii) the Amortization Date.

          "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain letter agreement dated as of May 30, 2001 among Seller, Parent and the Agent, as it may be amended, restated or otherwise modified and in effect from time to time.

          "Final Payout Date" means the date on which all Aggregate Unpaids have been paid in full and the Purchase Limit has been reduced to zero.

          "Funding Agreement" means (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of Blue Ridge.

          "Funding Source" means (i) any Liquidity Bank or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Blue Ridge.

          "Incremental Purchase" means a purchase of one or more Receivable Interests which increases the total outstanding Aggregate Invested Amount hereunder.

          "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Indemnified Amounts" has the meaning specified in Section 10.1.

          "Indemnified Party" has the meaning specified in Section 10.1.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Independent Director" shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years: (A) a director, officer, employee or affiliate of Performance Guarantor, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller), or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

          "Interest Period" means, with respect to any Receivable Interest funded through a Liquidity Funding:

          (a) if Yield for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or

          (b) if Yield for such Receivable Interest is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided that no such period shall exceed one month.

If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on the Facility Termination Date. The duration of each Interest Period which commences after the Facility Termination Date shall be of such duration as selected by the Agent.

          "Invested Amount" of any Receivable Interest means, at any time, (A) the Purchase Price of such Receivable Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; provided that such Invested Amount shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

          "LIBO Rate" means, for any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the Invested Amount offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M (Index) Q (Go)" effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the Invested Amount, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (ii) 1.75% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          "Liquidity Agreement" means that certain Liquidity Asset Purchase Agreement dated as of May 30, 2001, by and among Blue Ridge, the Agent and the banks from time to time party thereto, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.

          "Liquidity Bank" means each bank from time to time party to the Liquidity Agreement (other than the Agent acting in its capacity as the Agent thereunder).

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

          "Liquidity Commitment" means, as to each Liquidity Bank, its commitment under the Liquidity Agreement. The Liquidity Commitments, in the aggregate, shall equal 102% of the Purchase Limit hereunder.

          "Liquidity Funding" means a purchase by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, a Receivable Interest.

          "Liquidity Termination Date" means the earlier to occur of the following:

          (a) the date on which the Liquidity Banks' Liquidity Commitments expire, cease to be available to Blue Ridge or otherwise cease to be in full force and effect; or

          (b) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 30 days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement, or (ii) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

          "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

          "Loss Reserve" means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.0, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

          "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries taken as a whole, (ii) the ability of any Seller Party to perform its obligations under this Agreement or the Performance Guarantor to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Agent's security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "Monthly Report" means a report, in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

          "Monthly Reporting Date" means the 17/th/ day of each month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter) or such other days of any month as Agent may request in connection with Section 8.5 hereof.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Pool Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (a) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor, and (b) the total amount of Contractual Dilutions during the Calculation Period then most recently ended.

          "Non-Contractual Dilution" means a Dilution which does not constitute a Contractual Dilution.

          "Non-Contractual Dilution Ratio" means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Non-Contractual Dilutions during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during the Calculation Period prior to the Calculation Period ending on such Cut-Off Date.

          "Obligor" means a Person obligated to make payments pursuant to a Contract.

          "Obligor Concentration Limit" means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

--------------------------------------------------------------------------------
                                                       Allowable % of Eligible
      S&P Rating            Moody's Rating                  Receivables
--------------------------------------------------------------------------------
        A-1+                     P-1                            10%
--------------------------------------------------------------------------------
        A-1                      P-1                             8%
--------------------------------------------------------------------------------
        A-2                      P-2                             6%
--------------------------------------------------------------------------------
        A-3                      P-3                           3.5%
--------------------------------------------------------------------------------
Below A-3 or Not Rated      Below P-3 or Not
  by either S&P or       Rated by either S&P or                3.5%
      Moody's                  Moody's
--------------------------------------------------------------------------------

; provided, however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody's, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (a)(i) of the definition of "Required Reserve," upon Seller's request from time to time, the Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a "Special Concentration Limit"), it being understood that any Special Concentration Limit may be cancelled by the Agent upon not less than five (5) Business Days' written notice to the Seller Parties.

          "Originator" means each of Parent, Del City Wire Co., Inc., an Oklahoma corporation, GB Tools and Supplies, Inc., a Wisconsin corporation, Versa Technologies, Inc., a Delaware corporation, Engineered Solutions, L.P., an Indiana limited partnership, and VT Holdings, Inc., a Nevada corporation, in its capacity as a seller under the Receivables Sale Agreement.

          "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

          "Parent" has the meaning set forth in the preamble to this Agreement.

          "Performance Guarantor" means Parent.

          "Performance Undertaking" means that certain Performance Undertaking, dated as of May 30, 2001 by Performance Guarantor in favor of Seller, substantially in the form of Exhibit IX, as the same may be amended, restated or otherwise modified from time to time.

          "Permitted Sub-Servicer" has the meaning set forth in Section 8.1(b).

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Pooled Commercial Paper" means Commercial Paper notes of Blue Ridge subject to any particular pooling arrangement by Blue Ridge, but excluding Commercial Paper issued by Blue Ridge for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Blue Ridge.

          "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          "Proposed Reduction Date" has the meaning set forth in Section 1.3.

          "Purchase" means an Incremental Purchase or a Reinvestment.

          "Purchase Date" means each Business Day on which a Purchase is made hereunder.

          "Purchase Limit" means $33,000,000.

          "Purchase Notice" has the meaning set forth in Section 1.2.

          "Purchase Price" means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to Seller for such Receivable Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Pool Balance (less the Required Reserve) on the applicable purchase date over the aggregate outstanding amount of Aggregate Invested Amount determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

          "Purchased Assets" means all of Seller's right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing.

          "Rating Agency Condition" means that Blue Ridge has received written notice from S&P and Moody's that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on Blue Ridge's Commercial Paper.

          "Receivable" means any "Receivable" (under and as defined in the Receivables Sale Agreement) in which the Seller now has or hereafter acquires any right or interest.

          "Receivable Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Invested Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                            IA + RR
                       -----------------
                              NPB
     where:

          IA   = the Invested Amount of such Receivable Interest.

          NPB  = the Net Pool Balance.

          RR   = the Required Reserve.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Facility Termination Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Facility Termination Date shall remain constant at all times thereafter.

          "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of May 30, 2001, among the Originators and Seller, as the same may be amended, restated or otherwise modified from time to time.

          "Records" has the meaning specified in the Receivables Sale Agreement.

          "Recourse Obligations" has the meaning set forth in Section 2.1.

          "Reduction Notice" has the meaning set forth in Section 1.3.

          "Regulatory Change" has the meaning set forth in Section 10.2(a).

          "Reinvestment" has the meaning set forth in Section 2.2.

          "Related Security" means, with respect to any Receivable, all of Seller's right, title and interest in, to and under:

          (i) all "Related Security" (under and as defined in the Receivables Sale Agreement) in which the Seller now has or hereafter acquires any right or interest,

          (ii)  the Receivables Sale Agreement and the Performance Undertaking,

          (iii) the Demand Advances, and

          (iv)  all proceeds of any of the foregoing.

          "Required Liquidity Banks" means, at any time, Liquidity Banks with Liquidity Commitments in excess of 50% of the aggregate amount of all Liquidity Commitments.

          "Required Notice Period" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

     ------------------------------------------------------------------------
           Required Notice                    Aggregate Reduction
           ---------------                    -------------------
              Period
              ------
     ------------------------------------------------------------------------
           2 Business Days                    less than 25% of the
                                              Purchase Limit
     ------------------------------------------------------------------------
           5 Business Days                    greater than 25% but less
                                              than 50% of the Purchase
                                              Limit
     ------------------------------------------------------------------------
          10 Business Days                    greater than 50% of the
                                              Purchase Limit
     ------------------------------------------------------------------------

          "Required Reserve" means, on any day during a Calculation Period, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

          "Required Reserve Factor Floor" means, for any Calculation Period, the sum (expressed as a percentage) of (a) 16% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "Secured Parties" means the Indemnified Parties.

          "Seller" has the meaning set forth in the preamble to this Agreement.

          "Seller Parties" means, collectively, Seller and, so long as it is acting as Servicer and/or Performance Guarantor, Parent.

          "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

          "Servicing Fee" means, for each day in a Calculation Period:

          (a) an amount equal to (i) the Servicing Fee Rate (or, at any time while Parent or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Seller and the Servicer on an arms' length basis based on then prevailing market terms for similar services), times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or

          (b) on and after the Servicer's reasonable request made at any time when Parent or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer's reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.

          "Servicing Fee Rate" means 1.0% per annum.

          "Servicing Reserve" means, for any Calculation Period, the product (expressed as a percentage) of (a) the Servicing Fee Rate, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

          "Settlement Date" means (A) the 2/nd/ Business Day after each Monthly Reporting Date, and (B) the last day of the relevant Interest Period in respect of each Receivable Interests funded through a Liquidity Funding.

          "Settlement Period" means (A) in respect of each Receivable Interest funded through the issuance of Commercial Paper, the immediately preceding Calculation Period, and (B) in respect of each Receivable Interest funded through a Liquidity Funding, the entire Interest Period of such Liquidity Funding.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Terminating Tranche" has the meaning set forth in Section 4.3(b).

          "Trade Show Receivable" means any Receivable created as a result of participation in a trade show within the 45 days prior to the creation thereof.

          "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, each Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "Unmatured Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

          "Wachovia" means Wachovia Bank, N.A. in its individual capacity and its successors.

          "Yield" means for each Interest Period relating to a Receivable Interest funded through a Liquidity Funding, an amount equal to the product of the applicable Yield Rate for such Receivable Interest multiplied by the Invested Amount of such Receivable Interest for each day elapsed during such Interest Period, annualized on a 360 day basis.

          "Yield Rate" means, with respect to each Receivable Interest funded through a Liquidity Funding, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

          "Yield Reserve" means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of
                                       -----
the immediately preceding Cut-Off Date times (iii) a fraction the numerator of
                                       -----
which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                  EXHIBIT II

                            FORM OF PURCHASE NOTICE

                                      ---

                        Actuant Receivables Corporation

                                PURCHASE NOTICE
                          dated ______________, 20__
                    for Purchase on ________________, 20__


Wachovia Bank, N.A., as Agent
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303

Attention:  Elizabeth R. Wagner, Fax No. (404) 332-5152

Ladies and Gentlemen:

          Reference is made to the Receivables Purchase Agreement dated as of May 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement") among Actuant Receivables Corporation (the "Seller"), Actuant Corporation, as initial Servicer, Blue Ridge Asset Funding Corporation, and Wachovia Bank N.A., as Agent. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

          1. The [Servicer, on behalf of the] Seller hereby certifies, represents and warrants to the Agent and Blue Ridge that on and as of the Purchase Date (as hereinafter defined):

          (a) all applicable conditions precedent set forth in Article VI of the Receivables Purchase Agreement have been satisfied;

          (b)  each of its representations and warranties contained in Section
     5.1 of the Receivables Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date;

          (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Amortization Event or Unmatured Amortization Event;

          (d)  the Facility Termination Date has not occurred; and

                  (e) after giving effect to the Purchase requested below, the Aggregate Invested Amount will not exceed the Purchase Limit and the aggregate Receivable Interests will not exceed 100%.

                  2. The [Servicer, on behalf of the] Seller hereby requests that Blue Ridge make a Purchase on ___________, 20__ (the "Purchase Date") as follows:

                  (a) Purchase Price:  $_____________

                  (b) If the Purchase is funded with a Liquidity Funding, [Servicer on behalf of the] Seller requests that the Invested Amount (which will initially accrue Yield at the Alternate Base Rate) begin to accrued Yield at a LIBO Rate for a Interest Period of _____ months on the third Business Day after the Purchase Date).

                  3.  Please disburse the proceeds of the Purchase as follows:

                  [Apply $________ to payment of Aggregate Unpaids due on the Purchase Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference:____
         ___].

                  IN WITNESS WHEREOF, the [Servicer, on behalf of the] Seller has caused this Purchase Request to be executed and delivered as of this ____ day of ___________, _____.

                     [Actuant Corporation, as Servicer, on behalf of:] Actuant Receivables Corporation, as Seller


                     By:  _________________________________
                     Name:
                     Title:

                                  EXHIBIT III

        PLACES OF BUSINESS OF THE SELLER PARTIES; LOCATIONS OF RECORDS;

                    FEDERAL EMPLOYER IDENTIFICATION NUMBERS

Chief Executive Office:

         Seller:
         3993 Howard Hughes Parkway
         Suite 100
         Las Vegas, Nevada  89109

         Servicer:
         6100 North Baker Road
         Glendale, WI  53209



Locations of Records:

         3993 Howard Hughes Parkway
         Suite 100
         Las Vegas, Nevada  89109

         6100 North Baker Road
         Glendale, WI  53209

Federal Employer Identification Number for Each Seller Party:

         Actuant Corporation:               39-0168610
         Actuant Receivables Corporation:   88-0497173

Legal, Trade and Assumed Names for Each Seller Party:

         Actuant Corporation:               Applied Power Inc. (1/11/01)
         Actuant Receivables Corporation:   n/a

------------------------------------------------------------------------------------------------------------------
                                                                         Exhibit IV
                                                                         ---------
                                                       Lock-boxes; Collection Accounts; Collection Banks
                                                       -------------------------------------------------
------------------------------------------------------------------------------------------------------------------

       LEGAL ENTITY               BUSINESS UNIT            EXISTING      EXISTING      EXISTING        REVISED
                                                             BANK        LOCKBOX #      DDA #            BANK

------------------------------------------------------------------------------------------------------------------
Actuant Receivables         (new "SPE")                       n/a           n/a          n/a         Bank One
Corporation
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Tools & Supplies
----------------
------------------------------------------------------------------------------------------------------------------
Actuant Corporation         Enerpac                      Bank of           98093     8765-0-60760    Bank One
                                                         America
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
GB Tools & Supplies, Inc.   Gardner Bender (GB)          Marshall &        88397       122-2546      Bank One
                                                         Ilsley
------------------------------------------------------------------------------------------------------------------
               "            Calterm                      Bank of            n/a      8765-9-60398    Bank One
                                                         America
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
               "            Ancor Products               Bank of            n/a       8765-0-01091   Bank One
                                                         America
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Del City Wire Co. Inc.      Del City                     Bank of            n/a       8765-0-01092   Bank One
                                                         America
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Engineered Solutions
--------------------
------------------------------------------------------------------------------------------------------------------
Actuant Corporation         Power Packer                 Bank of           98093     8765-0-60760    Bank One
                                                         America
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Versa Technologies, Inc.    Power Gear                   Marshall &        10199       486-6114      Bank One
                                                         Ilsley
------------------------------------------------------------------------------------------------------------------
Engineered Solutions LP     Engineered Solutions         Bank One          22626       10-81348      Bank One
                            Americas
------------------------------------------------------------------------------------------------------------------
(sub of VT Holdings, Inc.)  (i.e., currently Dewald only)
------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------


---------------------------------------------------------------------------

       LEGAL ENTITY            REVISED       REVISED        CONCENTRATION
                              LOCKBOX #       DDA #           EFFECTIVE
                                                               5/31/01
---------------------------------------------------------------------------
Actuant Receivables              n/a        10-87832       ZBA to 10-61597
Corporation
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Tools & Supplies
----------------
---------------------------------------------------------------------------
Actuant Corporation             22730       10-87766       ZBA to new SPE
                                                           a/c
---------------------------------------------------------------------------
---------------------------------------------------------------------------
GB Tools & Supplies, Inc.       22732       10-87774       ZBA to new SPE
                                                           a/c
---------------------------------------------------------------------------
               "                22732       10-87774       ZBA to new SPE
                                                           a/c
---------------------------------------------------------------------------
---------------------------------------------------------------------------
               "                 n/a        10-87782       ZBA to new SPE
                                                           a/c
---------------------------------------------------------------------------
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Del City Wire Co. Inc.          22736       10-87790       ZBA to new SPE
                                                           a/c
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Engineered Solutions
--------------------
---------------------------------------------------------------------------
Actuant Corporation             22738       10-87808       ZBA to new SPE
                                                           a/c
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Versa Technologies, Inc.        22742       10-87816       ZBA to new SPE
                                                           a/c
---------------------------------------------------------------------------
Engineered Solutions LP         22626       10-81348       ZBA to new SPE
                                                           a/c
---------------------------------------------------------------------------

---------------------------------------------------------------------------

                                   EXHIBIT V

                       [FORM OF] COMPLIANCE CERTIFICATE

To:  Wachovia Bank, N.A., as Agent

               This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of May 30, 2001 among Actuant Receivables Corporation (the "Seller"), Actuant Corporation (the "Servicer"), Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., as agent (the "Agreement").

               THE UNDERSIGNED HEREBY CERTIFIES THAT:

               1.       I am the duly elected _________________ of Seller.

               2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

              3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

              4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

              [5.       Described below are the exceptions, if any, to
paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:
____________________]

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of ______________, 20__.

                  By:___________________________
                  Name:
                  Title:

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

               A. Schedule of Compliance as of [Date] with Sections ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

               This schedule relates to the month ended: _______________

                                  EXHIBIT VI

                    [FORM OF] COLLECTION ACCOUNT AGREEMENT

                                 May 30, 2001

Bank One, NA and
Banc One National Processing Corporation
1 Bank One Plaza
Chicago, IL 60670-0935

Attention:  Loretta McCarthy
Fax No.:  (312) 928-0338

               Re: Actuant Corporation and Subsidiaries/Actuant Receivables Corporation

Ladies and Gentlemen:

               Reference is hereby made to the postal boxes identified on
Schedule I hereto in (the "Lock-Boxes") of which one or more of you has
----------                 ----------
exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to your agreement with Actuant Corporation, a Wisconsin corporation (the "Parent"), Del City Wire Co., Inc., an Oklahoma corporation, GB
                  ------
Tools and Supplies, Inc., a Wisconsin corporation, Versa Technologies, Inc., a Delaware corporation, and Engineered Solutions, L.P., an Indiana limited partnership (each of the foregoing, including Parent, an "Originator" and collectively, the "Originators"), pursuant to lock-box service agreements with
                   -----------
one of the Originators (the "Services Agreements"). You hereby confirm your
                             -------------------
agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to the Originators' respective accounts with you as identified on Schedule I hereto (the "Lock-Box Accounts"). We understand
                                             -----------------
that Bank One, NA (the "Collection Bank") and Banc One National Processing
                        ---------------
Corporation ("BONPC") work together to provide services with respect to certain
              -----
of the Lock-Boxes and Lock-Box Accounts. Reference is also made to the deposit accounts identified on Schedule I hereto (together with the Lock-Box Accounts, the "Accounts"). All references herein to "you" and "your" shall mean the
     --------
Collection Bank and BONPC, as applicable.

                  Each of the Originators hereby informs you that (i) pursuant to that certain Receivables Sale Agreement, dated as of May 30, 2001 among the Originators, as sellers, and Actuant Receivables Corporation, a Delaware corporation ("SPV"), as purchaser, such Originator has transferred to SPV all of
              ---
such Originator's right, title and interest in and to the items from time to time deposited into each Lock-Box and Accounts, and (ii) pursuant to that certain Receivables Purchase Agreement, dated as of May 30, 2001 among SPV, as borrower, Actuant

Corporation, as initial servicer, Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., individually and as agent (in such latter capacity, the "Agent"), SPV has granted to the Agent a security interest in all of its right,
 -----
title and interest in and to the items from time to time deposited in each Lock-Box and each Account.

               Each of the Originators and SPV hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Agent in the form attached hereto as Annex A (a "Control Notice"): (i) the name of each Account
                   -------     --------------
will be changed to "Wachovia Bank, N.A., as Agent" (or any designee of the Agent) and the Agent will have exclusive ownership of and access to the Lock-Boxes and the Accounts, and none of the Originators, SPV, nor any of their respective affiliates will have any control of the Lock-Boxes or the Accounts or any access thereto, (ii) you will either continue to send the funds from the Lock-Boxes to the Lock-Box Accounts, or will redirect such funds as the Agent may otherwise request, (iii) you will transfer monies on deposit in the Accounts, at any time, to the following account:

           Bank Name:           Wachovia Bank, N.A.
           Location:            Winston-Salem, NC
           ABA Routing No.:     ABA # 053100494
           Credit Account No.:  For credit to Blue Ridge Asset Funding Account
                                #8735-098787
           Reference:           Blue Ridge/Actuant Receivables Corporation
           Attention:           John Dillon, tel. (336) 732-2690

or as otherwise directed by the Agent, (iv) all services to be performed by you under the Services Agreements will be performed on behalf of the Agent, and (v) all correspondence or other mail which you have agreed to send to any of the Originators or SPV will be sent to the Agent at the following address:

                          Wachovia Bank, N.A., as Agent
                          191 Peachtree Street
                          Mail Stop GA-423
                          Atlanta, GA  30303
                          Attn:  Elizabeth K. Wagner,
                                 Asset-Backed Finance
                          Fax:  (404) 332- 5152

Moreover, upon such Control Notice, the Agent will have all rights and remedies given to the Originators (and the SPV, as the Originators' assignee) under the Services Agreements. Each of the Originators agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

               The Originators, SPV and the Agent, as the case may be, are responsible for, and you may rely upon, the contents of any notice or instructions that you believe in good faith to be from the Originators, SPV or the Agent, as the case may be, without any independent investigation. You shall have no duty to inquire into the authority of the person in giving such notice or instruction. In the event that you receive conflicting notices or instructions, you may refuse to act.

               You shall not be deemed to have any knowledge (imputed or otherwise) of: (a) any of the terms or conditions of any financing arrangement or any document referred to therein between the Originators, SPV, and the Agent, or any breach thereof, or (b) any occurrence or existence of a default. You have no obligation to inform any person of such breach or to take any action in connection with any of the foregoing, except such actions regarding the Lockboxes and the Accounts as are specified in this Letter Agreement. You are not responsible for the enforceability or validity of the security interest in the Lockboxes or the Accounts.

               You hereby acknowledge that monies deposited in the Accounts or any other account established with you by the Agent for the purpose of receiving funds from the Lock-Boxes are subject to the liens of the Agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Originators or SPV, except that you may debit the Accounts for (a) any items, including, without limitation, any automated clearinghouse transactions which are returned for any reason and any adjustments; and (b) any amount then due from the Originators, SPV or the Agent to you under this Letter Agreement or related to the items, the Accounts or any items deposited therein that are otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses. Subject to the terms of this Letter Agreement, you agree that the security interest is superior to any right of set-off, security interest or other lien which you might otherwise have in the items, the Lockboxes or the Accounts.

               You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

               Each of the Originators, SPV and, from and after delivery of a Control Notice, the Agent jointly and severally agree to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including legal fees and expenses, resulting from or with respect to this Letter Agreement and the administration and maintenance of the Accounts and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this Letter Agreement, (b) the breach of any representation or warranty made by the Originators or SPV pursuant to this Letter Agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and any adjustments, and (d) any failure of an Originator or SPV to pay any invoice or charge to you for services in respect to this Letter Agreement and the Accounts or any amount owing to you from any of the Originators or SPV with respect thereto or to the service provided hereunder.

               None of the Originators, SPV, the Agent or you will be liable for any failure to perform its obligations when the failure arises out of causes beyond its control, including, without limitation, an act of a governmental regulatory/authority, an act of God, accident, equipment failure, labor disputes or system failure, provided it has exercised such diligence as the circumstances require.

               None of the Originators, SPV, the Agent or you may assign or transfer any of its or your rights or obligations under the this Letter Agreement, except that you may assign or transfer your rights and obligations to any subsidiary of Banc One Corporation or any successor thereto. The Letter Agreement shall bind the respective successors and assigns of the parties and shall inure to the benefit of their respective successors and assigns.

               This Letter Agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with internal laws (and not the law of conflicts) of the State of Illinois and applicable federal laws. This Letter Agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument. All references herein to "we" or "us" refer to the Originators and SPV.

               This Letter Agreement and the services provided under the Services Agreements may be terminated by the Agent or you at any time by giving each of the other parties hereto sixty (60) calendar days' prior written notice of such termination.

               This Letter Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this Letter Agreement is in conflict with, or inconsistent with, any provision of any of the Service Agreements, this Letter Agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this Letter Agreement or to preserve and protect the rights of each party hereunder.

               Any notices given pursuant to this Letter Agreement shall be given by any commercially reasonable means and all notices shall be effective when received. Each written notice shall be addressed to the relevant address appearing below or at another address specified in a written notice by one party to the other.

               If to any of the Originators

                             c/o Actuant Corporation
                             6100 North Baker Road
                             Glendale, WI 53209
                             Attn:  Terry M. Braatz
                             Phone:  (414) 247-5446
                             Fax:    (414) 228-6112

          If to SPV:

                         Same as above

          If to Bank One:

                         Bank One, NA
                         1 Bank One Plaza
                         Chicago, IL 60670-0935
                         Attn:  Loretta McCarthy
                         Phone: (312) 627-5883
                         Fax:   (312) 928-0338


          If to Agent

                         Wachovia Bank, N.A., as Agent
                         191 Peachtree Street
                         Mail Stop GA-423
                         Atlanta, GA 30303
                         Attn: Elizabeth K. Wagner
                         Asset-Backed Finance
                         Phone: (404) 332-1398
                         Fax:   (404) 332-5152

          Please indicate your agreement to the terms of this Letter Agreement by signing in the space provided below. This Letter Agreement will become effective immediately upon execution of a counterpart of this Letter Agreement by all parties hereto.

                                    Very truly yours,

                                    ACTUANT CORPORATION,
                                    DEL CITY WIRE CO., INC.,
                                    GB TOOLS AND SUPPLIES, INC. &
                                    VERSA TECHNOLOGIES, INC.


                                    By:________________________________________
                                         Name:  Terry M. Braatz
                                         Title: Vice President and/or Treasurer

                                    ENGINEERED SOLUTIONS, L.P.
                                    BY: VERSA TECHNOLOGIES, INC., ITS GENERAL
                                    PARTNER


                                    By:_________________________________________
                                          Name:  Terry M. Braatz
                                          Title: Vice President

                                    ACTUANT RECEIVABLES CORPORATION


                                    By:_________________________________________
                                          Name:
                                          Title:

Acknowledged and agreed to
as of the date first above written:

BANK ONE, NA and BANC ONE NATIONAL PROCESSING CORPORATION


By:  ___________________________________
  Name:  Loretta McCarthy
  Title: Officer



By:  ___________________________________
Name:
Title:


WACHOVIA BANK, N.A., as Agent


By:  ___________________________________
Name:
Title:

                                    ANNEX A
                                FORM OF NOTICE

                         [On letterhead of the Agent]

                                    [Date]

Bank One, NA and
Banc One National Processing Corporation
1 Bank One Plaza
Chicago, IL 60670

Attention: Loretta McCarthy
Fax No.: (312) 928-0338

          Re:  Actuant Receivables Corporation

Ladies and Gentlemen:

          We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated May 30, 2001 (the "Letter Agreement") among
                                                       ----------------
Actuant Corporation, Del City Wire Co., Inc., GB Tools and Supplies, Inc., Versa Technologies, Inc., Engineered Solutions, L.P., Actuant Receivables Corporation, you and us, to have the name of, and to have exclusive ownership and control of, the lock-box and other accounts identified in the Letter Agreement (the "Accounts") maintained with you, transferred to us. The Accounts will henceforth
 --------
be zero-balance accounts, and funds deposited in the Accounts should be sent at the end of each day to:

            Bank Name:            Wachovia Bank, N.A.
            Location:             Winston-Salem, N.C.
            ABA Routing No.:      ABA # 053100494
            Credit Account No.:   For credit to Blue Ridge Asset Funding Account
                                  #8735-098787
            Reference:            Blue Ridge/Actuant Receivables Corporation
            Attention:            John Dillon, tel. (336) 732-2690

or as otherwise directed by the Agent. You have further agreed to perform all other services you are performing under the "Services Agreements" (as defined in the Letter Agreement) on our behalf.

We appreciate your cooperation in this matter.

                                                Very truly yours,

                                                WACHOVIA BANK, N.A., as Agent


                                                By:__________________________
                                                       Name:
                                                       Title:

                                  SCHEDULE I
                            LOCK-BOXES AND ACCOUNTS

Name of Originator                 Lock-Box Account         Other Account No.
------------------                 ----------------         -----------------

Actuant Receivables                No Lockbox account       DDA# 10-87832
Corporation
[new "SPE"]

Tools & Supplies:
-----------------

Actuant Corporation                22730                    DDA# 10-87766
[Enerpac]

GB Tools & Supplies                22732                    DDA# 10-87774
[Gardner Bender (GB)]

GB Tools & Supplies                22732                    DDA# 10-87774
[Calterm]

GB Tools & Supplies                No Lockbox account       DDA# 10-87782
[Ancor Products]

Del City Wire Co. Inc              22738                    DDA# 10-87790
[Del City]

Engineered Solutions:
---------------------

Actuant Corporation                22738                    DDA# 10-87808
[Power Packer]

Versa Technologies                 22742                    DDA# 10-87816
[Power Gear]

Engineered Solutions LP            22626                    DDA# 10-81348
[Engineered Solutions Americas]

                                  SCHEDULE I
                            LOCK-BOXES AND ACCOUNTS

Name of Originator               Lock-Box Account           Other Account No.
------------------               -----------------          -----------------
Actuant Receivables              No Lockbox account         DDA# 10-87832
Corporation
[new "SPE"]

Tools & Supplies:
-----------------
Actuant Corporation              22730                      DDA# 10-87766
[Enerpac]
GB Tools & Supplies              22732                      DDA# 10-87774
[Gardner Bender (GB)]
GB Tools & Supplies              22732                      DDA# 10-87774
[Calterm]
GB Tools & Supplies              No Lockbox account         DDA# 10-87782
[Ancor Products]
Del City Wire Co. Inc.           22738                      DDA# 10-87790
[Del City]

Engineered Solutions:
---------------------
Actuant Corporation              22738                      DDA# 10-87808
[Power Packer]
Versa Technologies               22742                      DDA# 10-87816
[Power Gear]
Versa Technologies               22740                      DDA# 10-87824
[Milwaukee Cylinder]
Engineered Solutions LP          22626                      DDA# 10-81348
[Engineered Solutions Americas]

                                  EXHIBIT VII

                         CREDIT AND COLLECTION POLICY

                  See Exhibit V to Receivables Sale Agreement

                                 EXHIBIT VIII

                            FORM OF MONTHLY REPORT

--------------------------------------------------------------------------------
                 Actuant Receivable Corporation Monthly Report
                           For the Month Ended: ___
                                   (Page 1)
                               ($ in Thousands)

------------------------------------------------------------------------------------------------------------------------------------
                                       BORROWING AVAILABILITY:                           ___
------------------------------------------------------------------------------------------------------------------------------------
I . Portfolio Information
------------------------------------------------------------------------------------------------------------------------------------
       1. Beginning of Month Balance: (Total A/R Outstanding)                                                             ___
------------------------------------------------------------------------------------------------------------------------------------
       2. Gross Sales (Domestic & Foreign):                                                                               ___
------------------------------------------------------------------------------------------------------------------------------------
       3. Deduct:
------------------------------------------------------------------------------------------------------------------------------------
                                       a. Total Collections:                                                              ___
------------------------------------------------------------------------------------------------------------------------------------
                                       b. Dilution (Total)                                                                ___
------------------------------------------------------------------------------------------------------------------------------------
                                       c. Write Offs                                                                      ___
------------------------------------------------------------------------------------------------------------------------------------
          Add:
------------------------------------------------------------------------------------------------------------------------------------
                                       d. Recoveries                                                                      ___
------------------------------------------------------------------------------------------------------------------------------------
       4.
------------------------------------------------------------------------------------------------------------------------------------
          a. Calculated Ending A/R Balance [(1) + (2) - (3 a,b,c)+(3d)]:                                                  ___
------------------------------------------------------------------------------------------------------------------------------------
          b. Reported Ending A/R Balance                                                                                  ___
------------------------------------------------------------------------------------------------------------------------------------
          c. Difference (If any)                                                                                          ___
------------------------------------------------------------------------------------------------------------------------------------
       5. Deduct:
------------------------------------------------------------------------------------------------------------------------------------
                                       a. Delinquent & Defaulted Receivables                             ___
------------------------------------------------------------------------------------------------------------------------------------
                                       b. Foreign Receivables:                                           ___
------------------------------------------------------------------------------------------------------------------------------------
                                       c. Other Receivables not Considered Eligible                      ___
------------------------------------------------------------------------------------------------------------------------------------
                                       d. Dilutive credits ineligible for funding                        ___
------------------------------------------------------------------------------------------------------------------------------------
                                       e. Total Ineligibles                                                               ___
------------------------------------------------------------------------------------------------------------------------------------
       6. Eligible Receivables [(4 b) - (5.c.)]:                                                                          ___
------------------------------------------------------------------------------------------------------------------------------------
       7. Deduct: Excess Concentration:                                                                                   ___
------------------------------------------------------------------------------------------------------------------------------------
       8. Net Pool Balance [(6) -(7)]:                                                                                    ___
------------------------------------------------------------------------------------------------------------------------------------
       9.                                                                                                Two             Three
                     Aging                         Current                            One Month         Months           Months
                   Schedule:                        Month                   %           Prior            Prior           Prior
------------------------------------------------------------------------------------------------------------------------------------
       a.           Current                          ___                   ___           ___             ___              ___
------------------------------------------------------------------------------------------------------------------------------------
       b.      1-30 Days Past Due                    ___                   ___           ___             ___              ___
------------------------------------------------------------------------------------------------------------------------------------
       c.     31-60 Days Past Due                    ___                   ___           ___             ___              ___
------------------------------------------------------------------------------------------------------------------------------------
       d.     61-90 Days Past Due                    ___                   ___           ___             ___              ___
------------------------------------------------------------------------------------------------------------------------------------
       e.     91-120 Days Past Due                   ___                   ___           ___             ___              ___
------------------------------------------------------------------------------------------------------------------------------------
       f.      121+ Days Past Due                    ___                   ___           ___             ___              ___
------------------------------------------------------------------------------------------------------------------------------------
       g.     Total:                                 ___                   ___           ___             ___              ___
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           Actuant Receivable Corporation Monthly Report
                                                     For the Month Ended: ___
                                                             (Page 2)
                                                         ($ in Thousands)
------------------------------------------------------------------------------------------------------------------------------------
II. Calculations Reflecting Current Activity
------------------------------------------------------------------------------------------------------------------------------------
           10. Face Value CP Outstanding                                                                                         $0
------------------------------------------------------------------------------------------------------------------------------------
           11. Required Reserve %                                                                                      #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
           12. Required Reserve [(8) x (11)]:                                                                          #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
III. Compliance
------------------------------------------------------------------------------------------------------------------------------------
           13. Asset Interest [(10) + (12) / (8)] * 100% :                                        #VALUE!              #VALUE!
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           14. 3M Avg. Delinquency Ratio *2.90%                                                   #VALUE!              #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
               Current Mo. Delinquency Ratio                                                                           #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
               1 Mo. Prior Delinquency Ratio                                                                           #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
               2 Mo. Prior Delinquency Ratio                                                                           #VALUE!
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           15. 3M Avg. Default Trigger Ratio *9.75%                                               #VALUE!              #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
               Current Mo. Default Trigger Ratio                                                                       #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
               1 Mo. Prior Default Trigger Ratio                                                                       #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
               2 Mo. Prior Default Trigger Ratio                                                                       #VALUE!
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           16. 3M Avg. Dilution Ratio *7.10%                                                      #VALUE!              #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
               Current Mo. Dilution Ratio                                                                              #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
               1  Mo. Prior Dilution Ratio                                                                             #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
               2  Mo. Prior Dilution Ratio                                                                             #VALUE!
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           17. Facility Limit [(12)*= $33,000,000                                           In Compliance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           18. Minimum Required Capital Amount                                                                         #VALUE!
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

* means less than

--------------------------------------------------------------------------------
                 Actuant Receivable Corporation Monthly Report
                           For the Month Ended: ___
                                   (Page 3)
                               ($ in Thousands)
--------------------------------------------------------------------------------
IV.  Excess Concentration: (Calculation)
--------------------------------------------------------------------------------
              Eligible Receivables          #VALUE!
--------------------------------------------------------------------------------
                Allowable               Max.              Credit Rating
                Percentage                                -------------
                                        Allowable
                                        Balance)
--------------------------------------------------------------------------------
                           3.5%               $0            NR/NR
--------------------------------------------------------------------------------
                           3.5%               $0            A3/P3
--------------------------------------------------------------------------------
                           6.0%               $0            A2/P2
--------------------------------------------------------------------------------
                           8.0%               $0            A1/P1
--------------------------------------------------------------------------------
                          10.0%               $0           A1+/P1
--------------------------------------------------------------------------------


            LARGEST       SHORT-TERM  ALLOWABLE       TOTAL       ALLOWABLE          EXCESS
           OBLIGORS      DEBT RATING  PERCENTAGE   RECEIVABLES   RECEIVABLES       RECEIVABLES
--------------------------------------------------------------------------------------------------
     1 Lowes                NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
     2 Home Depot           NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
     3 Ace Hardware         NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
     4 EDN                  NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
     5 CSK Auto             NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
     6 TruServe             NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
     7 Advance Auto         NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
     8 West Marine
       Products             NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
     9 WW Grainger          NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
    10 Fleetwood            NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
    11 Sears                NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
    12 Orchard              NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------
    13                 0    NR/NR          0.00%            $0            $0                $0
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
       Total                                                $0            $0                $0
--------------------------------------------------------------------------------------------------

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding Receivables as of _______________ accordance with the Receivables Purchase Agreement dated May 30, 2001 and that all representations and warranties related to such Agreement are restated and reaffirmed.

--------------------------------------------------------------------------------
Signed:                                           Date: _______________________

__________________________________
--------------------------------------------------------------------------------
Title:     __________________________________
--------------------------------------------------------------------------------

                                  EXHIBIT IX

                        FORM OF PERFORMANCE UNDERTAKING

          This Performance Undertaking (this "Undertaking"), dated as of May 30, 2001, is executed by Actuant Corporation, a Wisconsin corporation (the "Performance Guarantor") in favor of Actuant Receivables Corporation, a Nevada corporation (together with its successors and assigns, "Recipient").

                                   RECITALS

          1. Del City Wire Co., Inc., an Oklahoma corporation, GB Tools and Supplies, Inc., a Wisconsin corporation, Versa Technologies, Inc., a Delaware corporation, Engineered Solutions, L.P., an Indiana limited partnership, and VT Holdings, Inc., a Nevada corporation (collectively, the "Other Originators"), Performance Guarantor and Recipient have entered into a Receivables Sale Agreement, dated as of May 30, 2001 (as amended, restated or otherwise modified from time to time, the "Sale Agreement"), pursuant to which Performance Guarantor and Other Originators, subject to the terms and conditions contained therein, are selling and/or contributing their respective right, title and interest in their accounts receivable to Recipient.

          2. Performance Guarantor owns one hundred percent (100%) of the capital stock of each of the Other Originators and Recipient, and each of the Other Originators, and accordingly, Performance Guarantor, is expected to receive substantial direct and indirect benefits from their sale or contribution of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

          3. As an inducement for Recipient to acquire Other Originators' accounts receivable pursuant to the Sale Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by Other Originators of their obligations under the Sale Agreement, as well as each of the Other Originator's Servicing Related Obligations (as hereinafter defined).

          4. Performance Guarantor wishes to guaranty the due and punctual performance by Other Originators of their obligations to Recipient under or in respect of the Sale Agreement and each of the Other Originator's Servicing Related Obligations (as hereinafter defined), as provided herein.

                                   AGREEMENT

          NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

          Section 1.  Definitions. Capitalized terms used herein and not defined
                      -----------
herein shall the respective meanings assigned thereto in the Sale Agreement or the Receivables Purchase Agreement (as hereinafter defined). In addition:

                  "Guaranteed Obligations" means, collectively: (a) all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Other Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Other Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Other Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (b) all obligations of each of the Other Originators (i) as a Permitted Sub-Servicer under the Receivables Purchase Agreement, dated as of May 30, 2001 by and among Recipient, as Seller, Performance Guarantor, as initial Servicer, Blue Ridge Asset Funding Corporation, and Wachovia Bank, N.A., as Agent (as amended, restated or otherwise modified, the "Receivables Purchase Agreement" and, together with the Sale Agreement, the "Agreements") or (ii) which arise pursuant to Sections 8.2, 8.3 or 13.3(a) of the Receivables Purchase Agreement as a result of its termination as Servicer (all such obligations under this clause (b), collectively, the "Servicing Related Obligations").

                  Section 2. Guaranty of Performance of Guaranteed Obligations.
                             -------------------------------------------------
Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each Other Originator of its respective Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each Other Originator under the Agreements and each other document executed and delivered by any Other Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Other Originator to Recipient, the Agent or Blue Ridge from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agent or Blue Ridge in favor of any Other Originator or any other Person or other means of obtaining payment. Should any Other Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by any Other Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve any Other Originator from performing in full its Guaranteed Obligations under the Agreements or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

                  Section 3. Performance Guarantor's Further Agreements to Pay.
                             -------------------------------------------------
Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

          Section 4.     Waivers by Performance Guarantor. Performance
                         --------------------------------
Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by any Other Originator or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from each Other Originator, on a continuing basis, information concerning the financial condition of such Other Originator, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each Other Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of any Other Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of such Other Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Other Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any Other Originator to perform or comply with any term of the Agreements or any other document executed in connection

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therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

          Section 5.     Unenforceability of Guaranteed Obligations Against
                         --------------------------------------------------
Other Originators. Notwithstanding (a) any change of ownership of any Other
-----------------
Originator or the insolvency, bankruptcy or any other change in the legal status of any Other Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Other Originator or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Other Originator for any other reason other than final payment in full of the payment obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Other Originator or for any other reason with respect to any Other Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

          Section 6.     Representations and Warranties. Performance Guarantor
                         ------------------------------
hereby represents and warrants to Recipient that:

          (a)  Organization; Powers. Performance Guarantor (i) is duly
               --------------------
organized, validly existing and in good standing or active status under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under this Undertaking.

          (b)  Authorization. The execution, delivery and performance by
               -------------
Performance Guarantor of this Undertaking (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Performance Guarantor, (2) any order of any Governmental Authority or
(3) any provision of any indenture, agreement or other instrument to which Performance Guarantor is a party or by which any of them or any of their Property is or may be bound, (B) be in conflict

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

with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Adverse Claim upon or with respect to any Property now owned or hereafter acquired by Performance Guarantor.

          (c)  No Conflict. The execution and delivery by Performance Guarantor
               -----------
of this Undertaking, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d)  Governmental Approvals. No action, consent or approval of,
               ----------------------
registration or filing with or any other action by any Governmental Authority is or will be required in connection with this Undertaking.

          (e)  Enforceability. This Undertaking has been duly executed and
               --------------
delivered by Performance Guarantor and constitutes a legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Section 7. Subrogation; Subordination. Notwithstanding anything to the
                     --------------------------
contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agent or Blue Ridge against any Other Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agent and Blue Ridge against any Other Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy
Code) which Performance Guarantor might now have or hereafter acquire against any Other Originator that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Other Originator in respect of any liability of Performance Guarantor to such Other Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Beneficiaries, the Agent or Blue Ridge. The payment of any amounts due with respect to any indebtedness of any Other Originator now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the

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

payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Other Originator to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

          Section 8.     Termination of Performance Undertaking. Performance
                         --------------------------------------
Guarantor's obligations hereunder shall continue in full force and effect until all Aggregate Unpaids are finally paid and satisfied in full and the Receivables Purchase Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Other Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

          Section 9.     Effect of Bankruptcy. This Performance Undertaking
                         --------------------
shall survive the insolvency of any Other Originator and the commencement of any case or proceeding by or against any Other Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Other Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Other Originator is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

          Section 10.    Setoff. Regardless of the other means of obtaining
                         ------
payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.

          Section 11.    Taxes. All payments to be made by Performance
                         -----
Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance

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

Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

          Section 12.    Further Assurances. Performance Guarantor agrees that
                         ------------------
it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

          Section 13.    Successors and Assigns. This Performance Undertaking
                         ----------------------
shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries herein.

          Section 14.    Amendments and Waivers. No amendment or waiver of any
                         ----------------------
provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agent and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          Section 15.    Notices. All notices and other communications provided
                         -------
for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

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

          Section 16.  GOVERNING LAW.  THIS UNDERTAKING SHALL BE CONSTRUED IN
                       -------------
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          Section 17.  CONSENT TO JURISDICTION.  EACH OF PERFORMANCE GUARANTOR
                       -----------------------
AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

          Section 18.  Bankruptcy Petition.  Performance Guarantor hereby
                       -------------------
covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 19.  Miscellaneous.  This Undertaking constitutes the entire
                       -------------
agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Undertaking.

          IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

                                          ACTUANT CORPORATION

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________

                                          Address for notices:
                                          6100 North Baker Road
                                          Glendale, WI 53209

                                          Attn:  Terry M. Braatz

                                          Phone: (414) 247-5446
                                          Fax:   (414) 228-6112

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                                  SCHEDULE A

                    DOCUMENTS TO BE DELIVERED TO THE AGENT

                      ON OR PRIOR TO THE INITIAL PURCHASE

          1. Executed copies of the Receivables Purchase Agreement, duly executed by the parties thereto.

          2. Copy of the Resolutions of the Board of Directors of each Seller Party certified by its Secretary authorizing such Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

          3. Articles or Certificate of Incorporation of each Seller Party certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Purchase.

          4. Good Standing Certificate for each Seller Party issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

          a.       Seller:

          b.       Servicer:

          5.       A certificate of each Seller Party's Secretary certifying:

          (a) A copy of the Resolutions of the Board of Directors of such Seller Party, authorizing its execution, delivery and performance of the Receivables Purchase Agreement and the other documents to be delivered by it thereunder;

          (b) A copy of the Organizational Documents of such Seller Party (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the jurisdiction of organization of such Seller Party on or within thirty (30) days prior to closing);

          (c) Good Standing Certificates for such Seller Party issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations; and

          (d) The names and signatures of the officers authorized on its behalf to execute the Receivables Purchase Agreement and any other documents to be delivered by it thereunder.

          6. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Seller from the States of Nevada and _________ (and applicable local filing offices).

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

          7. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

          8. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Seller.

          9. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

          10. A favorable opinion of legal counsel for the Seller Parties reasonably acceptable to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:

          (a) Each of the Seller Parties is a corporation duly organized, validly existing, and in good standing under the laws of the state of
______________.

          (b) Each of the Seller Parties has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such entity's business.

          (c) The execution and delivery by each of the Seller Parties of the Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary organizational action and proceedings on the part of such entity and will not:

          (i) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

          (ii) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such entity; or

          (iii) result in the creation or imposition of any Adverse Claim on assets of such entity or any of its Subsidiaries (except as contemplated by the Transaction Documents).

          (d) Each of the Transaction Documents to which each of the Seller Parties is a party has been duly executed and delivered by such entity and constitutes the legally valid, and binding obligation of such entity enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

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

                  (e) The provisions of the Receivables Purchase Agreement are effective to create valid security interests in favor of the Agent, for the benefit of the Secured Parties, in all of Seller's right, title and interest in and to the Receivables and Related Security described therein which constitute "accounts" or "general intangibles" (each as defined in the UCC) (collectively, the "Opinion Collateral"), as security for the payment of the Aggregate Unpaids.

                  (f) Each of the UCC-1 Financing Statements naming Seller as debtor, and Agent, as secured party, to be filed in the [describe filing offices], is in appropriate form for filing therein. Upon filing of such UCC-1 Financing Statements in such filing offices and payment of the required filing fees, the security interest in favor of the Agent, for the benefit of the Secured Parties, in the Opinion Collateral will be perfected.

                  (g) Based solely on our review of the [describe UCC Search Reports], and assuming (i) the filing of the Financing Statements and payment of the required filing fees in accordance with paragraph (f) and (ii) the absence of any intervening filings between the date and time of the Search Reports and the date and time of the filing of the Financing Statements, the security interest of the Agent in the Opinion Collateral is prior to any security interest granted in the Opinion Collateral by Seller, the priority of which is determined solely by the filing of a financing statement in the [describe filing offices].

                  (h) Neither of the Seller Parties is a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  11.      A Compliance Certificate.

                  12.      The Fee Letter.

                  13.      A Monthly Report as at _____________, 2001.

                  14. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

                  15. Partial Release, duly executed by Credit Suisse First Boston, as collateral agent under the Parent's credit agreement, with respect to the Receivables and Related Security, together with UCC-3 partial releases consistent therewith.

                  16. If applicable, a direction letter executed by each of the Seller Parties authorizing the Agent and Blue Ridge, and directing warehousemen to allow the Agent and Blue Ridge to inspect and make copies from such Seller Party's books and records maintained at off-site data processing or storage facilities.

                  17. The Liquidity Agreement, duly executed by each of the parties thereto.

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

                  18. If applicable, for each Liquidity Bank that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying in either case that such Liquidity Bank is entitled to receive payments under the Agreement without deduction or withholding of any United States federal income taxes.

                                       93